UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

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ABM Industries Incorporated

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2020
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 25, 2020 | 10:00 a.m. EST

February [•], 2020

Dear Fellow ABM Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of ABM Industries Incorporated, to be held on Wednesday, March 25, 2020, at
10:00 a.m. Eastern Time, at our Corporate Headquarters at One Liberty Plaza, 7th Floor, New York, New York 10006.

Since launching our 2020 Vision just four years ago, our transformation has had profound impacts on our business and financial results. I am excited about the foundation that we have developed and the next steps in our journey.

For our 2020 Annual Meeting, we have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

On or about February [•], 2020, we expect to distribute to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and annual report via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Statement and annual report.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote promptly so that your shares will be represented and voted at the meeting. Thank you for your continued support of ABM.

Sincerely,

Scott Salmirs President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
WHEN Wednesday, March 25, 2020, 10:00 a.m. Eastern Time

PROXY VOTING – CAST YOUR VOTE RIGHT AWAY

Your vote is important. Even if you plan to attend the Annual Meeting in person, please vote as soon as possible using the Internet or by telephone, or by completing, signing, dating and returning your proxy card.

WHERE ABM Industries Incorporated One Liberty Plaza, 7th Floor New York, New York 10006	Using the Internet and voting at the website listed on the proxy card or the e-proxy notice;
Using the toll-free phone number listed on the proxy card/voting instruction form; or
Signing, dating and mailing the proxy card in the enclosed postage paid envelope.

ITEMS OF BUSINESS

1.	Election of the three directors named in the Proxy Statement to serve three-year terms until the 2023 Annual Meeting and until their successors are duly elected and qualified.
2.	Approval of amendment to the Company’s Certificate of Incorporation to declassify our Board of Directors.
3.	Advisory vote to approve executive compensation.
4.	Ratification of the appointment of KPMG LLP as ABM’s independent registered public accounting firm for the fiscal year ending October 31, 2020.
5.	Transaction of such other business as may properly come before the meeting.

RECORD DATE

Stockholders of record at the close of business on January 29, 2020 are entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 25, 2020:

The Notice of Annual Meeting, Proxy Statement and the Annual Report to Stockholders

are available on the Internet at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

By Order of the Board of Directors,

Andrea R. Newborn

Executive Vice President, General Counsel

and Corporate Secretary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders	Time and Date: Wednesday, March 25, 2020 10:00 a.m. Eastern Time	Place: ABM Industries Incorporated One Liberty Plaza, 7th Floor New York, New York 10006	Record Date: January 29, 2020
Stockholders of ABM as of the Record Date are entitled to vote. Each share of ABM common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Voting Matters and Board Recommendations
Proposals		Board Vote Recommendation	Page Reference (for more detail)
01	Election of Directors	FOR EACH DIRECTOR NOMINEE	2
02	Approval of amendment to the Company’s Certificate of Incorporation to declassify our Board of Directors	FOR	16
03	Advisory vote to approve executive compensation	FOR	19
04	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2020	FOR	44
Board Nominees The following table provides summary information about each director who is nominated for election.

Name	Age	Director Since	Occupation	Independent	Committee Assignments
Donald F. Colleran	64	2018	President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	Yes	Compensation; Strategy and Enterprise Risk
Thomas M. Gartland	62	2015	Executive Chairman of SGL TransGroup; Former President, North America of Avis Budget Group, Inc.	Yes	Compensation, Chair; Governance
Winifred M. Webb	61	2014	Chief Executive Officer, Kestrel Corporate Advisors; Former Senior Executive at Ticketmaster and The Walt Disney Company	Yes	Audit; Strategy and Enterprise Risk

ABM Industries Incorporated 2020 Proxy Statement     i

ABM AT A GLANCE

2020 Vision Success

2019 was another year of solid progress for ABM. We first announced our 2020 Vision in September of 2015, and our transformation efforts have led to numerous achievements since then, including growth of both revenues and profit. These results and the strong foundation we have established reflect the value that our transformation has delivered to our stockholders. Notable highlights of fiscal year 2019 include:

•	achievement of $6.5 billion in total revenues;
•	new sales record of more than $1.0 billion;
•	generation of more than $250 million in operating cash flow from continuing operations;
•	delivery of 214th consecutive quarterly cash dividend;
•	continued alignment of organizational structure with strategic priorities through strategic leadership changes; and
•	welcomed one new member to our Board of Directors as part of the Board's continued refreshment.

ii     ABM Industries Incorporated 2020 Proxy Statement

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Board Composition

The following chart reflects the principal occupation, age, tenure and committee memberships of each member of our Board of Directors (the “Board”).

Name and Principal Occupation	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER

LeighAnne G. Baker Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	61	2018	Yes		✓

Linda Chavez President, Becoming American Institute	72	1997	Yes		✓	‡

Donald F. Colleran President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	64	2018	Yes		✓		✓

Art A. Garcia Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	58	2017	Yes	‡*			✓

Thomas M. Gartland Executive Chairman of SGL TransGroup; Former President, North America of Avis Budget Group, Inc.	62	2015	Yes		‡	✓

Jill M. Golder Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	57	2019	Yes	✓*

Sudhakar Kesavan Executive Chairman, ICF International, Inc.	65	2012	Yes			✓

Filippo Passerini Former Group President, Procter & Gamble	62	2017	Yes	✓			‡

Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	57	2015	No

Winifred (Wendy) M. Webb Chief Executive Officer, Kestrel Corporate Advisors; Former Senior Executive at Ticketmaster and The Walt Disney Company	61	2014	Yes	✓*			✓

Legend:

AC – Audit Committee: CC – Compensation Committee; GC – Governance Committee;

SER – Strategy and Enterprise Risk Committee

‡	Indicates Committee Chair
*	Indicates Audit Committee Financial Expert

ABM Industries Incorporated 2020 Proxy Statement     iii

Corporate Governance

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance practices that drive long-term stockholder value. The following points summarize certain aspects of our corporate governance practices:

✓	All directors and nominees other than Chief Executive Officer are independent	✓	Robust director and executive officer stock ownership guidelines
✓	Separate Chairman of Board and Chief Executive Officer	✓	Regular executive sessions of independent directors
✓	Director overboarding policy	✓	Risk oversight by Board and Committees
✓	Majority voting with resignation policy for directors in uncontested elections	✓	Thorough annual Board and Committee self-evaluation process
✓	Board is focused on refreshment and director succession planning	✓	Mandatory director retirement age of 73
✓	Diverse Board that provides a range of viewpoints	✓	Annual Board strategy meeting and review of Company’s strategic plan

Additionally, the Board proposed an amendment to the Company’s Certificate of Incorporation to provide for the annual election of all directors. Please see Proposal 2 in this Proxy Statement for more information.

Profile of our Board Members

Summary information about our Board is provided below:

	Business Leadership		Financial/Investment
10		10

	Service Industry Experience		Risk Oversight
6		10

	Other Public Company Board Experience		International Business Experience
8		9

Tenure

Our Board’s ongoing refreshment efforts and proactive assessment of its collective skills, experience and perspectives have resulted in the recruitment of six new independent directors since 2015, and 70% of our Board members have served on the Board for five or fewer years. The Board and the Governance Committee believe that this balance of experience, continuity and refreshment helps the Board most effectively serve the Company and its stockholders.

iv     ABM Industries Incorporated 2020 Proxy Statement

Diversity

Our Board and Governance Committee are committed to Board diversity: 40% of our Board members are female and 70% of our Board is diverse.

Independence

Our Board is comprised of independent directors, with the exception of Mr. Salmirs.

ABM Industries Incorporated 2020 Proxy Statement     v

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Practices

What We Do
•	Design Compensation Programs to Pay for Performance
•	Use Equity Awards for Long-Term Incentive and Retention
•	Maintain a Clawback Policy
•	Utilize Short-Term and Long-Term Performance-Based Incentives/Measures
•	Use an Independent Compensation Consultant
•	Require Significant Share Ownership and Retention by Executive Officers
•	Limit Perquisites
•	Use Double-Trigger Change-in-Control Arrangements
•	Hold annual Say-on-Pay Vote

What We Don’t Do
•	No Fixed-Term Employment Agreements
•	No Gross-Ups for Taxes
•	No Repricing of Stock Options
•	No Hedging and Pledging of ABM Stock

Our Executive Compensation Programs

In fiscal year 2019, our compensation programs continued to reflect the compensation philosophy established by our Compensation Committee – one that is intended to align our executives’ compensation with our strategic goals, and motivate and retain executives who are critical to our future success and long-term performance. Key features of our compensation philosophy include:

►	Performance-Based – Tie significant portions of compensation to performance metrics that align to our short-term and long-term business goals;
►

Align with Stockholder Interests – Align each executive’s interests with stockholders’ interests by requiring significant stock ownership and paying a significant portion of compensation in equity subject to performance conditions and multi-year vesting requirements; and

►	Market Competitiveness – Attract and retain key executives who possess the capability to lead the business forward by providing innovative and effective service to our clients and customers.

Elements of Total Direct Compensation:

►	Base Salary – Fixed cash compensation with adjustments tied to individual responsibilities, performance and marketplace dynamics;
►	Annual Cash Incentive Program – Focuses on near-term performance objectives reflecting Company strategy;
►	Performance-Based Equity Grants – Aligns business objectives with longer-term stockholder interests; and
►	Time-Based Equity Grants – Fosters retention by delivering more stable value and continuity of leadership.

vi     ABM Industries Incorporated 2020 Proxy Statement

At-Risk Compensation

A significant portion of our executives’ compensation is at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”), which is tied to annual financial and individual performance measures; performance-based equity awards, which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards, which vest over a four-year period (collectively, performance and time-based long-term incentive awards are referred to as “LTIs”). As reflected in the following charts, approximately 84% of our CEO’s compensation is at risk. Approximately 73% of our other named executive officers’ (“NEOs”) compensation is at risk.

CEO Compensation	Other NEO Compensation

ABM Industries Incorporated 2020 Proxy Statement     vii

CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS

CORPORATE GOVERNANCE AND BOARD MATTERS
Nominees for Election to Serve as Directors for a Term Expiring in 2023
The Board of Directors
Corporate Governance
Identifying and Evaluating Nominees for Directors
Board Leadership Structure
Director Independence
The Board’s Oversight of Risk Management
The Board’s Role in Cybersecurity Risk Oversight
Corporate Social Responsibility and Sustainability
Mandatory Retirement
Outside Board Limits
Committees
Board and Committee Attendance in Fiscal Year 2019
DIRECTOR COMPENSATION FOR FISCAL YEAR 2019
2019 Non-Employee Director Compensation
2019 Non-Employee Director Compensation Table
Non-Employee Director Deferred Compensation Plan
Other Arrangements
Director Stock Ownership Policy

ABM Industries Incorporated 2020 Proxy Statement     1

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal Summary

We are asking our stockholders to elect three nominees to serve on the Board for a three-year term and until their successors are duly elected and qualified. Information about the Board and each director nominee is included in this section. The number of directors is currently fixed at ten. As discussed in greater detail in Proposal 2, the Board recently approved an amendment to our Certificate of Incorporation to provide for the phased declassification of the Board, subject to stockholder approval of Proposal 2 at the Annual Meeting. If Proposal 2 is approved by the requisite vote of the stockholders at the Annual Meeting, the directors elected at the 2021 annual meeting of stockholders (and each annual meeting of stockholders held thereafter) will be elected for one-year terms, and beginning with the 2023 annual meeting of stockholders, the entire Board will be elected on an annual basis.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each director nominee.  After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.

Director nominees are elected by a majority of the votes cast. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast in connection with that director’s election as more fully described under “Questions and Answers About The Proxy Materials And The 2020 Annual Meeting” of this Proxy Statement. Any nominee who does not receive a majority of votes cast “for” his or her election will be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee will then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board will be required to decide whether to accept the resignation.

Nominees for Election to Serve as Directors for a Term Expiring in 2023

Donald F. Colleran	Director Since 2018	Age 64
President and Chief Executive Officer, FedEx Express, a subsidiary of FedEx Corporation

Mr. Colleran is president and chief executive officer of FedEx Express, a subsidiary of FedEx Corporation, a position held since March 2019. From 2017 to March 2019, Mr. Colleran was executive vice president and chief sales officer of FedEx Corporation. He also serves on the FedEx Corporation Strategic Management Committee, which sets the strategic direction for FedEx. Mr. Colleran joined FedEx in 1989, where he has served in a variety of leadership roles including executive vice president, global sales of FedEx Services from July 2006 through December 2016. He has also been a director of EastGroup Properties, Inc. (NYSE: EGP), an equity real estate investment trust, since 2017, and serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Colleran’s qualifications to serve on our Board include his extensive experience in a variety of leadership roles at a major, multinational company, including business, sales, leadership, and global operations. Mr. Colleran also brings public company experience to our Board.

2     ABM Industries Incorporated 2020 Proxy Statement

Thomas M. Gartland	Director Since 2015	Age 62
Executive Chairman, SGL TransGroup; Former President, North America of Avis Budget Group, Inc.

Mr. Gartland has been the executive chairman of SGL TransGroup, a privately-held global freight forwarder, since 2017, and serves as a member of the Audit Committee and Compensation Committee. Mr. Gartland retired in December 2014 from his role as president, North America for Avis Budget Group, Inc., a leading global provider of vehicle rental services, a position he held from October 2011 to December 2014. Previously, he was executive vice president, Sales, Marketing and Customer Care at Avis Budget Group, Inc. from April 2008 to October 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland serves on the board of directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR), a self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels, since 2005 and serves as chair of the Compensation Committee.

Mr. Gartland’s qualifications to serve on our Board include his extensive experience in senior executive positions at major, multinational companies, including sales, operations, financial management, leadership, and mergers and acquisitions. He also brings public company board experience to our Board.

Winifred (Wendy) M. Webb	Director Since 2014	Age 61
Chief Executive Officer, Kestrel Corporate Advisors; Former Senior Executive at Ticketmaster and The Walt Disney Company

Ms. Webb has been the chief executive officer of Kestrel Corporate Advisors, an advisory firm, since 2013. From 2010 to 2013, she was managing director for Tennenbaum Capital Partners. Ms. Webb was a member of the corporate executive team for Ticketmaster from 2008 to 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, in various senior positions including corporate senior vice president of investor relations and shareholder services, and governance outreach. She was also executive director for The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. Ms. Webb is an NACD Board Leadership Fellow, the highest level of credentialing for corporate directors offered by The National Association of Corporate Directors (NACD). She has served on the board of directors of Wynn Resorts, Limited (NASDAQ: WYNN) since April 2018, and serves as chair of the Audit Committee; of AppFolio, Inc. (NASDAQ: APPF) since December 2019, where she serves a member of the Nominating and Corporate Governance Committee; and on the board of trustees of American Homes 4 Rent (NYSE: AMH), a publicly traded REIT, since January 2019, and serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. She previously served on the boards of 9 Spokes International Limited from 2015 to 2018, of TiVo Inc. in 2016, of Jack in the Box Inc. from 2008 to 2014, and of nonprofit PetSmart Charities, Inc. from 2014 to 2016. She currently serves as co-chair of nonprofit WomenCorporateDirectors, LA/Orange County Chapter. In 2018, Ms. Webb was recognized by NACD as a Directorship 100 honoree, by WomenInc. as a Most Influential Corporate Board Director, and by Directors & Boards as a Director to Watch.

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies and her experience in the global financial services industry. Ms. Webb brings valuable public company board, finance, investor relations, communications, media and public relations, treasury, corporate governance, sales and marketing, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

ABM Industries Incorporated 2020 Proxy Statement     3

Directors Whose Terms Expire in 2022

LeighAnne G. Baker	Director Since 2018	Age 61
Senior Vice President and Chief Human Resources Officer, Cargill, Inc.

Ms. Baker is senior corporate vice president and chief human resources officer of Cargill, Inc., a global food and agricultural company, a position held since 2014. She is a member of the executive team and responsible for Cargill’s global human resources strategy and practices. Prior to joining Cargill in May 2014, she served as executive vice president and chief human resources officer of Hertz Global Holdings, Inc. from 2007 to 2014. Before joining Hertz, Ms. Baker was senior vice president, global human resources of The Reynolds & Reynolds Company, a leading provider of automotive dealer management systems, from 2005 to 2007. She also served in various management and leadership roles at The Timken Company from 1981 to 2005.

Ms. Baker’s qualifications to serve on our Board include many years of executive experience for large enterprises, providing extensive expertise in global human resources management, leadership development and large-scale organizational change.

Sudhakar Kesavan	Director Since 2012	Age 65
Executive Chairman, ICF International, Inc.

Mr. Kesavan is executive chairman of ICF International, Inc. (NASDAQ: ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, a position held since 1999. He served as chief executive officer of ICF International from 1999 to 2019 and has served as a director of ICF International since June 1999. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser, from 1997 to 1999. Mr. Kesavan serves on the board of the Northern Virginia Technology Council and serves on the External Advisory Board of the Institute for Data, Systems, and Society at the Massachusetts Institute of Technology. He also serves as board member emeritus of the Rainforest Alliance, a New York-based nonprofit environmental organization, on the board of Inova Health Systems, a not-for-profit healthcare system based in Northern Virginia, and is a trustee of the Shakespeare Theater Company in Washington, DC.

Mr. Kesavan’s qualifications to serve on our Board include his leadership and operational experience gained from serving as a chief executive officer and director of another public company. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, and operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

4     ABM Industries Incorporated 2020 Proxy Statement

Filippo Passerini	Director Since 2017	Age 62
Former Group President, Procter & Gamble Company

Mr. Passerini retired in 2015 from the Procter & Gamble Company after a 33-year career in business and digital technology. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. Prior to his retirement, Mr. Passerini served for over twelve years as Group President, Global Business Services and Chief Information Officer, leading Procter & Gamble’s most global organization, and overseeing technology and business services operations in over 70 countries. Mr. Passerini has served as a director of United Rentals, Inc. (NYSE: URI) since 2009, and serves as chair of the Audit Committee and as a member of the Strategy Committee, and as a director of Integer Holding Corp. (NYSE: ITGR) since 2015, where he serves on its Corporate Governance and Nominating Committee and the Technology Strategy Committee.

Mr. Passerini’s qualifications to serve on our Board include over three decades of global experience in digital technology, general management, and operations roles, as well as public company board experience. He is globally recognized as a digital technology and shared services thought leader, known for creating new, progressive business models and driving innovation. His strategies, principles, and ideas have been the subject of numerous books, articles, and Harvard Business Reviews.

Directors Whose Terms Expire in 2021

Linda Chavez	Director Since 1997	Age 72
President, Becoming American Institute

Ms. Chavez is the president of the Becoming American Institute, a position she has held since 2014. Additionally, she is founder and chairman of the Center for Equal Opportunity, a position she has held since January 2006. Prior to her appointment as chairman, Ms. Chavez served as president of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez was a director of Pilgrim’s Pride Corporation from 2004 to 2008, where she served on the audit committee. Previously, she was a director of Greyhound Lines, Inc. from 1995 to 1999, when it was acquired by another company. Ms. Chavez has held numerous appointed positions, including chief executive officer of the National Commission on Migrant Education from 1988 to 1992, chief executive officer of the U.S. Commission on Civil Rights from 1983 to 1985, and White House director of public liaison in 1985. In 1992, she was elected by the United Nations Commission on Human Rights to serve a four-year term as U.S. Expert to the U.N. Sub-Commission on the Prevention of Discrimination and Protection of Minorities. She is a 2006 graduate of the UCLA Anderson Graduate School of Management Director Training and Certification Program, served on the advisory board of the Outstanding Directors Exchange in 2008 and 2009, and served on the board of Research Electro-Optics, a privately held company, from 2012 to 2018. Ms. Chavez also serves or has served on numerous nonprofit boards. She is an author, television commentator and frequently writes about public policy issues.

Ms. Chavez’s qualifications to serve on our Board include her extensive knowledge of, and experience in, government relations, and her leadership skills and corporate governance experience gained during her service as a public company director and her involvement with nonprofit organizations. Ms. Chavez brings valuable public company board experience, compensation expertise, financial experience, public policy experience, and government and government relations experience to our Board.

ABM Industries Incorporated 2020 Proxy Statement     5

Art A. Garcia	Director Since 2017	Age 58
Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.

Mr. Garcia retired in 2019 as the executive vice president and chief financial officer of Ryder System, Inc., a $8.4 billion commercial fleet and supply chain management solutions company, a position held since 2010 and was a member of Ryder’s executive leadership team. Previously, Mr. Garcia served as senior vice president, controller and chief accounting officer of Ryder from 2005 to 2010. Mr. Garcia joined Ryder in 1997 as senior manager of corporate accounting. He later served as director of corporate accounting and, subsequently, as group director of accounting services. Prior to joining Ryder, Mr. Garcia spent 14 years with the Miami office of the accounting firm Coopers & Lybrand LLP as senior manager of business assurance. Mr. Garcia serves on the board of Elanco Animal Health (NYSE: ELAN), a $3.1 billion provider of products and services to improve animal health production in more than 90 countries around the world, and serves as a member of the Audit and Finance Committees, and on the board of American Electric Power (NYSE: AEP), a $16.2 billion electric public utility company, delivering electricity and custom energy solutions, where he serves as chair of the Finance Committee and a member of the Audit & Director Governance Committees.

Mr. Garcia’s qualifications to serve on our Board include his extensive business, financial and management experience and his experience as a senior financial officer. Mr. Garcia brings valuable accounting, financial management and supply chain experience to our Board.

Jill M. Golder	Director Since 2019	Age 57
Senior Vice President and Chief Financial Officer, Cracker Barrel Old Country Store

Ms. Golder is senior vice president and chief financial officer of Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL), a position held since 2016. She previously served in finance leadership roles at Ruby Tuesday, Inc. from 2013 to 2016, including as executive vice president and chief financial officer from 2014 to 2016. Ms. Golder served in progressively more responsible finance positions during her 23 years at Darden Restaurants, Inc., including senior vice president finance for Olive Garden, senior vice president finance of Smokey Bones, senior vice president finance of Specialty Restaurant Group and senior vice president of Red Lobster.

Ms. Golder’s qualifications to serve on our Board include her extensive financial experience in a variety of leadership roles at various major, multinational companies. Ms. Golder also brings public company experience to our Board.

6     ABM Industries Incorporated 2020 Proxy Statement

Scott Salmirs	Director Since 2015	Age 57
President and Chief Executive Officer, ABM Industries Incorporated

Mr. Salmirs is president and chief executive officer of the Company, a position held since March 2015. Previously, he served as executive vice president of the Company from September 2014 to March 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services – Northeast from 2003 to December 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company, Lehman Brothers, Inc., and CBRE. Mr. Salmirs also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teens with substance abuse issues, is a founding board member of Donate Eight, a nonprofit group associated with LiveOnNY, and also serves on the Business Advisory Council for the business program at SUNY Oneonta.

Mr. Salmirs’ qualifications to serve on our Board include his experience in the facility services industry, and his knowledge of and perspective on the Company as its president and chief executive officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

ABM Industries Incorporated 2020 Proxy Statement     7

The Board of Directors

Our Board of Directors (the “Board”) is divided into three classes serving staggered three-year terms. Directors whose terms expire in 2020 are Donald F. Colleran, Thomas M. Gartland and Winifred M. Webb. Additionally, the Board proposed an amendment to the Company’s Certificate of Incorporation to provide for the annual election of all directors. Please see Proposal 2 in this Proxy Statement for more information.

Name and Principal Occupation	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER

LeighAnne G. Baker Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	61	2018	Yes		✓

Linda Chavez President, Becoming American Institute	72	1997	Yes		✓	‡

Donald F. Colleran President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	64	2018	Yes		✓		✓

Art A. Garcia Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	58	2017	Yes	‡*			✓

Thomas M. Gartland Executive Chairman of SGL TransGroup; Former President, North America of Avis Budget Group, Inc.	62	2015	Yes		‡	✓

Jill M. Golder Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	57	2019	Yes	✓*

Sudhakar Kesavan Executive Chairman, ICF International, Inc.	65	2012	Yes			✓

Filippo Passerini Former Group President, Procter & Gamble	62	2017	Yes	✓			‡

Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	57	2015	No

Winifred (Wendy) M. Webb Chief Executive Officer, Kestrel Corporate Advisors; Former Senior Executive at Ticketmaster and The Walt Disney Company	61	2014	Yes	✓*			✓

Legend:

AC – Audit Committee: CC – Compensation Committee; GC – Governance Committee;

SER – Strategy and Enterprise Risk Committee

‡	Indicates Committee Chair
*	Indicates Audit Committee Financial Expert

Corporate Governance

Our Board has adopted Corporate Governance Principles that reflect our commitment to sound corporate governance and the role of governance in building long-term stockholder value. Our Corporate Governance Principles, which include our independence standards, can be found on our website at http://investor.abm.com/corporate-governance.cfm. Other information relating to our corporate governance is also available on our website at the same address, including our Bylaws, our Code of Business Conduct, and the Charters of our Audit Committee, Compensation Committee, Governance Committee, and Strategy and Enterprise Risk Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. The Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the Board in light of the Company’s current business needs and strategy. The Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Governance Committee may recommend to the Board that the expertise of the

8     ABM Industries Incorporated 2020 Proxy Statement

current members should be supplemented. The Governance Committee takes these factors into account when looking for candidates for the Board. Candidates recommended by the Governance Committee are subject to approval by the full Board. Our Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee is also responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspectives, including general industry knowledge; accounting and finance; ability to make sound business decisions; management; leadership; business strategy; other public board experience; and risk management. The Governance Committee believes that this will contribute to a Board that reflects diversity, including, but not limited to, gender, ethnicity, background and experience. We do not have a policy that requires specified types of diverse backgrounds.

With individual members of the Board, the Governance Committee seeks individuals that have leadership in other organizations and have significant experience in a specific area or endeavor, and who understand the role of a public company director and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board.  Mr. Colleran, a nominee for election at this Annual Meeting, was elected to the Board in 2018 and recommended to the Governance Committee by a search firm based upon the initial suggestion of one of our other independent members on the Board. After the Governance Committee evaluated Mr. Colleran’s candidacy for the Board (including, without limitation, through his interviews with directors, completion of a questionnaire and related procedures), it then determined to recommend him to the Board for election.

Candidates may also come to the attention of the Governance Committee through stockholders or other persons. Such stockholder director candidates would be evaluated under the Governance Committee’s established evaluation practices for director candidates. Stockholders wishing to submit candidates for election as directors should provide the names of such candidates to the Corporate Secretary, ABM Industries Incorporated, One Liberty Plaza, New York, New York 10006. See “Questions And Answers About The Proxy Materials And the 2020 Annual Meeting” for more information on submitting stockholder director nominations to the Company.

Our directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director. Directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other public companies may not serve on the boards of more than one other publicly traded company. Other directors may not serve on the boards of more than three other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

Board Leadership Structure

The Company currently has separate persons serving as its Chairman and its Chief Executive Officer, in recognition of the differences between the two roles. The Chief Executive Officer (Mr. Salmirs) has general and active management over the business and affairs of the Company, subject to the control of the Board. The Chairman of our Board (Mr. Kesavan) is charged with presiding over all meetings of the Board and our stockholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel. The Board believes that at this time, the separation of these roles is the most appropriate and effective leadership structure for the Company and its stockholders.

Director Independence

Our Corporate Governance Principles provide that a majority of our directors must be independent; Further, the

ABM Industries Incorporated 2020 Proxy Statement     9

Committee Charters for our Audit Committee, Compensation Committee and Governance Committee require all members be independent, while the Committee Charter for our Strategy and Enterprise Risk Committee requires all members be non-management directors. Each year, our Governance Committee reviews the independence of each of our directors under applicable New York Stock Exchange (“NYSE”) listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under applicable NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.

Our Governance Committee has affirmatively determined and recommended to our Board, and the Board has affirmatively determined, that all of our directors, other than our Chief Executive Officer, independent under applicable NYSE and Securities and Exchange Commission (“SEC”) legal requirements.

The Board’s Oversight of Risk Management

Company management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. Our management has implemented an enterprise risk management (ERM) process designed to work across the Company to identify, assess, govern and manage risks and the Company’s response to those risks.

Our Strategy and Enterprise Risk Committee assists the Board in its oversight of the overall ERM program, including risks relating to operations.

Our Audit Committee oversees risks relating to our accounting, reporting and financial practices, including financial controls, and our compliance with certain legal and regulatory requirements.

Our Compensation Committee oversees compensation-related risk management, as discussed in “Compensation Discussion and Analysis” later in this Proxy Statement.

Our Governance Committee oversees risks associated with board structure and other corporate governance policies and practices.

In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. Each committee reports regularly to the full Board on its activities, including on matters relating to risk oversight. In addition, the Board participates in regular discussions in executive sessions led by the Chairman of the Board and with the Company’s senior management on many key subjects, including strategy, industry group performance, operations, information systems, finance, and legal.

The Board’s Role in Cybersecurity Risk Oversight

Enterprise cybersecurity risk management is an important focus of our Board and its Strategy and Enterprise Risk Committee. As part of their oversight of risk management, the Board and the Strategy and Enterprise Risk Committee each receive regular reports and updates from the Company’s Chief Information Officer. Such reports cover the Company’s information technology security program, including its current status, capabilities, objectives and plans, as well as the evolving cybersecurity threat landscape.

10     ABM Industries Incorporated 2020 Proxy Statement

Corporate Social Responsibility and Sustainability

Our mission as a Company is to make a difference, every person, every day. Our strategy has evolved over the years to align with our stakeholders’ expectations regarding environmental, social, and governance policies. Recently, we have established three strategic axes of our sustainability strategy based on the topics that are most material to our business:

•

Doing business in a responsible way – Ensuring the implementation of ethical business practices is critical to enhancing our stakeholders’ trust and engaging with the local communities where we operate.

•

Improving our value chain continuously – Implementing sustainability initiatives along our whole value chain by partnering with strategic suppliers and clients to reduce the impact of our own operations and services.

•	Impacting our landscape/ecosystem – Bringing to market new services and offerings that have environmental and social benefits to positively impact the entire landscape.

Since 2011, we have voluntarily published a Sustainability Report on an annual basis in alignment with the Global Reporting Initiative framework to address our business, our team members, and the environment. More information can be found in the corporate sustainability section of our corporate website.

Mandatory Retirement

The Board has adopted a mandatory retirement policy for non-employee directors. Under this policy, a director who attains the age of 73 during his or her current term must resign from the Board effective upon the conclusion of the annual stockholders meeting next following his or her 73rd birthday.

Outside Board Limits

We limit the number of other public company boards our directors may join to ensure that our directors are able to rigorously prepare for and participate in Board and Committee meetings, to ask direct questions and require straight answers, and to spend the time needed, including by meeting as frequently as necessary, to properly discharge their responsibilities and duties as directors. Directors who are fulltime employees of the Company or who serve as chief executive officers or equivalent positions at other public companies may not serve on more than one other board of a publicly-traded company. Other directors may not serve on more than three other boards of public companies. Any director seeking to join the board of directors of another public company or for-profit organization must first notify the Governance Committee before accepting an invitation to serve on another board.

ABM Industries Incorporated 2020 Proxy Statement     11

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Strategy and Enterprise Risk Committee. Each committee is composed solely of independent directors, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, meets regularly in executive session, annually evaluates its performance and has the authority to retain outside advisors. Annually, or more frequently, as needed, our Governance Committee reviews committee assignments and makes recommendations to the Board with respect to committee membership, taking into consideration each director’s qualifications and the desire to refresh committee membership. The primary responsibilities of each committee, as well as membership of each committee, as of the date of this Proxy Statement, are summarized below. Each committee is governed by a charter, which sets forth the applicable responsibilities for each committee. For more information, see the committee charters on the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

Audit Committee

Art A. Garcia, Chair Jill M. Golder Filippo Passerini Winifred M. Webb	Key Oversight Responsibilities

	•	Independent auditor, including audit/nonaudit services provided
	•	Scope and results of the independent auditor’s audit
	•	Financial reporting activities and accounting standards/principles used
	•	Internal audit functions
	•	Disclosure controls and internal controls

The Board has determined that each member of the Audit Committee is financially literate and that Mr. Garcia, Ms. Golder and Ms. Webb each qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee met seven times in fiscal year 2019.

Compensation Committee

Thomas M. Gartland, Chair LeighAnne G. Baker(1) Linda Chavez Donald F. Colleran(2)	Key Oversight Responsibilities

	•	CEO compensation and evaluation
	•	Executive incentive compensation
	•	Equity plan and awards
	•	Review of compensation structure
	•	Executive employment and severance agreements

The Compensation Committee met five times in fiscal year 2019.

Governance Committee

Linda Chavez, Chair Thomas M. Gartland Sudhakar Kesavan	Key Oversight Responsibilities

	•	Director recruitment
	•	Corporate governance
	•	Board committee structure, membership and evaluations
	•	Director compensation
	•	Executive and Board Succession planning

The Governance Committee met five times in fiscal year 2019.

12     ABM Industries Incorporated 2020 Proxy Statement

Strategy and Enterprise Risk Committee

Filippo Passerini, Chair Donald F. Colleran(2) Art A. Garcia Winifred M. Webb	Key Oversight Responsibilities

	•	Strategy development
	•	Strategy implementation
	•	Enterprise risk assessment
	•	Operational risks

The Strategy and Enterprise Risk Committee met four times in fiscal year 2019.

(1)	Ms. Baker was appointed to the Compensation Committee on March 27, 2019.
(2)	Mr. Colleran was appointed to the Compensation Committee and the Strategy and Enterprise Risk Committee on March 27, 2019.

Board and Committee Attendance in Fiscal Year 2019

During fiscal year 2019, the Board held seven meetings. Collectively, the directors attended 97% of the combined total meetings of the full Board and the committees on which they served in fiscal year 2019. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served during fiscal year 2019, other than Mr. Colleran. Mr. Colleran attended six out of seven Board meetings in fiscal year 2019 (86%), and 69% of the aggregate of (i) the total number Board meetings held during fiscal year 2019 and (ii) the total number of meetings held by all committees on which he served during fiscal year 2019. Mr. Colleran was unable to attend one Board and two committee meetings due to an unplanned trip to mainland China. Excluding those three meetings, Mr. Colleran’s aggregate attendance rate would have been 92%. The Governance Committee has reviewed these circumstances with Mr. Colleran and the full Board and has concluded that Mr. Colleran is highly unlikely to fail to meet the 75% attendance threshold in the future. The Board believes that Mr. Colleran has been a very strong and committed contributor to the Board since his election in September 2018. In particular, the Board highly values his expertise and guidance in the areas of revenue generation and client engagement.

Our Board meets in executive session during each regularly scheduled Board meeting, with the Chairman of the Board presiding at such executive sessions, and may meet in executive session during specially called meetings.

Our directors attend our annual meetings of stockholders, absent a conflict or other extenuating circumstances. Eight of our nine then serving directors attended the 2019 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2019

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing or serving on a committee, and equity grants. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors are granted under our stockholder-approved 2006 Equity Incentive Plan. The Governance Committee reviews the compensation of non-employee directors periodically and recommends changes to the Board whenever it deems appropriate. Semler Brossy Consulting Group, LLC (“Semler Brossy”), the Compensation Committee’s independent consultant, periodically provides information regarding non-employee director compensation to the Governance Committee. No changes were made to non-employee director compensation in fiscal year 2019.

ABM Industries Incorporated 2020 Proxy Statement     13

2019 Non-Employee Director Compensation Elements

Compensation Element	2019 Compensation Program
Annual Board Cash Retainer	• $175,000 for Chairman of the Board • $80,000 for other non-employee directors
Annual Board Equity Retainer	• $175,000 for Chairman of the Board (vesting after one year) • $125,000 for other non-employee directors (vesting after one year)
Board and Committee Meeting Attendance Fees	None
Annual Chair Cash Fees	• $15,000 for Audit Chair • $10,000 for Compensation Chair • $7,500 for Governance Chair • $7,500 for Strategy and Enterprise Risk Chair
Annual Committee Member Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	• $20,000 for Audit members • $12,500 for Compensation members • $10,000 for Governance members • $10,000 for Strategy and Enterprise Risk members
Ad Hoc Committee Service or Investment of Significant Time Above and Beyond the Requirements of Board or Committee Service*	• $2,000 per day*
*The Chairman of the Board is not eligible to receive such payments	*No directors received any such payments in 2019

2019 Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name*	($)	($)	($)	($)
LeighAnne G. Baker	87,459	124,999	1,784	214,242
Linda Chavez	110,000	124,999	9,713	244,712
Donald F. Colleran	93,427	124,999	2,293	220,719
J. Philip Ferguson(4)	45,833	-	40,280	86,113
Anthony G. Fernandes(4)	52,083	-	42,893	94,976
Art A. Garcia	118,952	124,999	3,798	247,749
Thomas M. Gartland	112,500	124,999	5,338	242,837
Jill M. Golder	15,833	41,258	-	57,091
Sudhakar Kesavan(5)	175,000	174,999	5,628	355,627
Lauralee E. Martin(4)	46,875	-	2,370	49,245
Filippo Passerini	114,509	124,999	3,450	242,958
Winifred M. Webb	110,000	124,999	10,064	245,063

*Mr. Salmirs is a member of the Board and President and Chief Executive Officer of ABM. His compensation for fiscal year 2019 is reported in the Summary Compensation Table and other sections of this Proxy Statement. In fiscal year 2019, Mr. Salmirs did not receive any compensation for his service on the Board.

(1)	Amount includes annual Board cash retainers and Committee cash fees.
(2)

The value of stock awards shown in the “Stock Awards” column is based on the grant date fair value computed in accordance with FASB ASC Topic No. 718. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price per share of the Company’s common stock on the date of grant of the equity award. A director who becomes a

14     ABM Industries Incorporated 2020 Proxy Statement

Board member following the date of the last held annual meeting of stockholders receives a prorated grant of restricted stock units (“RSUs”) based on the date that he or she joined the Board. As Ms. Golder was named to the Board in September 2019, she received a prorated grant of 1,156 RSUs on September 10, 2019. In addition, each non-employee director who was expected to continue on the Board after the 2019 Annual Meeting received an annual grant on January 4, 2019. For each then-current director, with the exception of Mr. Kesavan, the grant for 2019 on January 4, 2019 was 3,905 RSUs, which was calculated by dividing $125,000 by $32.01. For Mr. Kesavan, the grant for 2019 on January 4, 2019 was 5,467 RSUs, which was calculated by dividing $175,000 by $32.01. RSUs held by each director as of October 31, 2019, including RSUs that have been deferred under the Deferred Compensation Plan for Non-Employee Directors, were: Ms. Baker, 4,642; Ms. Chavez, 12,824; Mr. Colleran, 3,941; Mr. Garcia, 8,141; Mr. Gartland, 8,302; Ms. Golder, 1,156; Mr. Kesavan, 6,938; Mr. Passerini, 4,760; and Ms. Webb, 14,042.

(3)

Amounts shown include value of dividend equivalents (DEUs) credited in fiscal year 2019 with respect to RSUs held by non-employee directors. DEUs are settled in Company stock when the underlying RSUs vest. Directors who defer RSUs under the Deferred Compensation Plan for Non-Employee Directors do not receive DEUs on deferred RSUs until the underlying RSUs are paid out. For Mr. Ferguson, the amount shown also includes: $31,250 cash payment in lieu of a prorated equity award; a $5,000 donation to an organization designated by Mr. Ferguson; and $1,323 in family/spousal travel in connection with Mr. Ferguson’s retirement. For Mr. Fernandes, the amount shown also includes: $31,250 cash payment in lieu of a prorated equity award; a $5,000 donation to an organization designated by Mr. Fernandes; and $1,132 in family/spousal travel in connection with Mr. Fernandes’ retirement.

(4)	Messrs. Ferguson and Fernandes and Ms. Martin retired from the Board on March 27, 2019.
(5)	Chairman of the Board.

Non-Employee Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. In addition, the Director Deferred Compensation Plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date.

Other Arrangements

ABM has entered into indemnification agreements with its directors. Among other things, these agreements require ABM to indemnify its directors to the fullest extent provided by Delaware law against certain liabilities that may arise in connection with their service as directors. ABM permits non-employee directors who were members of the Board on or before October 31, 2012 to participate in ABM’s health benefit plans. Directors who elect to participate pay the entire direct costs of participation in such plans. This benefit is not available to directors who join the Board after October 31, 2012. No directors are currently participating in ABM’s health benefit plans.

Director Stock Ownership Policy

Our Director Stock Ownership Policy requires directors to hold common stock (including unvested or deferred RSUs) having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Under this policy, directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. All directors are either at or above the targeted stock ownership levels or are still within the initial five-year period.

Pursuant to our anti-hedging and pledging policy, none of our directors is permitted to hedge or pledge shares of ABM’s common stock.

ABM Industries Incorporated 2020 Proxy Statement     15

BOARD DECLASSIFICATION
PROPOSAL 2—APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD

Proposed Amendment to the Company’s Certificate of Incorporation

16     ABM Industries Incorporated 2020 Proxy Statement

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD

Proposal Summary

Currently, our Certificate of Incorporation divides Board members into three classes, with the directors in each class elected for three-year terms. The terms of the three classes are staggered so that only one class of directors is nominated for election at any one annual stockholders meeting. We are asking our stockholders to adopt and approve an amendment to the Company’s Certificate of Incorporation to effect a phased-in declassification of the Board over the next three years.

Our Board regularly reviews our corporate governance practices and current corporate governance trends and, in connection with this review, has discussed the potential declassification of the Board. Our Board considered the advantages and disadvantages of maintaining a classified board structure, and considered the fact that many publicly traded companies have declassified their boards of directors in favor of annual elections. After careful consideration, the Board has concluded that it would be in the best interests of the Company and its stockholders to declassify our Board to allow the stockholders to vote on the election of the entire Board on an annual basis, commencing with the 2023 annual meeting of stockholders.

Our Board unanimously approved, adopted and declared advisable the amendment and restatement of our current Certificate of Incorporation to declassify our Board in phases and make related changes described below, the effectiveness of which is contingent upon stockholder adoption and approval of the amendment to the Certificate of Incorporation. If adopted and approved, such amendment would become effective upon the filing of the new Amended and Restated Certificate of Incorporation with the Delaware Secretary of State which the Company would do promptly following the Annual Meeting if Proposal 2 is adopted and approved.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the proposal to amend the Company’s Certificate of Incorporation to declassify the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the proposal to amend the Certificate of Incorporation. The affirmative vote of the holders of not less than 70% of the total voting power of all outstanding shares of common stock entitled to vote on the proposal will be considered as an adoption and approval of the proposal, as more fully described under “Questions and Answers About the Proxy Materials and the 2020 Annual Meeting.”

Proposed Amendment to the Company’s Certificate of Incorporation

As noted above, members of our Board are currently elected for staggered terms of three years.  If Proposal 2 is adopted and approved, the declassification of our Board will be phased-in as follows (assuming all nominees are elected):

•	the directors who are elected under Proposal 1 of this Proxy Statement will be elected for a three-year term which expires at the 2023 annual meeting of stockholders;
•	at the 2021 annual meeting of stockholders, the directors whose terms expire at that meeting will be elected for a one-year term which expires at the 2022 annual meeting of stockholders;
•	at the 2022 annual meeting of stockholders, the directors whose terms expire at that meeting will be elected for a one-year term which expires at the 2023 annual meeting of stockholders; and
•	at the 2023 annual meeting of stockholders, all directors would have expiring terms and all directors would be elected on an annual basis going forward.

Beginning with the 2023 annual meeting of stockholders, all directors will stand for election at each annual meeting of stockholders for a one-year term expiring at the subsequent annual meeting of stockholders.

Following the effectiveness of the amendment to the Certificate of Incorporation, any director elected or appointed to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of a director who was elected for

ABM Industries Incorporated 2020 Proxy Statement     17

a three-year term will continue to hold office until the end of the term for which such departing director was elected or appointed, as applicable. In all cases, each director will hold office until his or her successor has been duly elected and qualified or until such director’s death, resignation, retirement, disqualification or removal from office.

Our current Certificate of Incorporation provides that our directors may be removed by stockholders only for cause. However, for a board that is not classified, Delaware law provides that stockholders may remove directors with or without cause. As a result, the proposed amendment to the Certificate of Incorporation would permit stockholders to remove directors elected for one-year terms with or without cause. Directors in a class who are serving out the remainder of a three-year term would continue to be removable by stockholders only for cause.

The proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A. The Board of Directors has also approved a conforming amendment to our Amended and Restated Bylaws. Such amendment is subject to, and will become effective only upon, the effectiveness of the Amended and Restated Certificate of Incorporation.

If our stockholders do not adopt and approve Proposal 2, our Board will remain classified.

The foregoing discussion does not purport to be complete or cover all aspects in which the Company’s governance would differ from the governance provisions currently in effect. For complete information, you should read the full text of the Amended and Restated Certificate of Incorporation included as Appendix A to this Proxy Statement, which has been marked to show changes from the text of the current Certificate of Incorporation.

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EXECUTIVE COMPENSATION
PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy and Practices
How We Compensated Our NEOs in 2019
Other Compensation and Governance-Related Matters
Compensation Committee Report
Additional Information About Executive Compensation
2019 Summary Compensation Table
Grants of Plan-Based Awards During Fiscal Year 2019
Outstanding Equity Awards at 2019 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2019
Nonqualified Deferred Compensation in Fiscal Year 2019
Potential Benefits on Termination
Potential Payments upon Qualifying Terminations of Employment Following a Change-in-Control
Potential Payments upon Retirement
Potential Payments upon Termination without Cause
Potential Payments upon Death or Disability
CEO Pay Ratio

ABM Industries Incorporated 2020 Proxy Statement     19

PROPOSAL 3—ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Proposal Summary

Pursuant to Item 402 of Regulation S-K, we are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation policies and practices as described in the Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. At our 2011 and 2017 annual meetings of stockholders, our stockholders voted to conduct this advisory vote on an annual basis, which we will continue to do until the next vote on the frequency of holding our advisory say-on-pay votes in 2023.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the following resolution:

RESOLVED—that the stockholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2020 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The adoption of this proposal requires the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal, as more fully described under “Questions and Answers About the Proxy Materials and the 2020 Annual Meeting.”

20     ABM Industries Incorporated 2020 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly compensated executive officers who are named in the summary compensation table (collectively, our “NEOs”). Our Compensation Committee (referred to as the “Committee” in this section of the Proxy Statement) oversees all aspects of our NEO compensation. Our NEOs for fiscal year 2019 are:

•	Scott Salmirs, President and Chief Executive Officer
•	D. Anthony Scaglione, Executive Vice President and Chief Financial Officer
•	Scott J. Giacobbe, Executive Vice President and Chief Revenue Officer
•	Rene Jacobsen, Executive Vice President and Chief Facilities Services Officer
•	Andrea R. Newborn, Executive Vice President, General Counsel and Secretary

OUR COMPENSATION PHILOSOPHY AND PRACTICES

Compensation Philosophy

Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our stockholders. To achieve this, we:

•

use evaluation criteria that include both internally measured performance (represented by our performance against our financial targets) and externally measured performance (represented by total stockholder return);

•	place significant weight on long-term equity compensation, thereby tying the total compensation of our executives to the achievement of sustained stockholder value creation; and
•	provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Best Practices

The following are some of the best practices we employ in our compensation program.

•	At-Will Employment. We do not have fixed-term employment agreements with our NEOs.
•

Clawback Policy.  Our recoupment policy extends to both cash incentive and equity compensation, and permits us to recover incentive compensation paid to executives in connection with a restatement of the Company’s financial statements or in cases where the executive’s conduct would permit the Company to terminate him or her for “cause.”

•	No Single-Trigger Change-in-Control Payments. We utilize double-trigger change-in-control provisions.
•	No Tax Gross-Ups. We do not have tax gross-ups.
•	No Hedging or Pledging. We prohibit hedging and pledging of Company stock.
•	Stock Ownership Guidelines and Retention Requirements. We require significant stock ownership and retention by our executive officers.
•	Limited Perquisites. Our executive officers receive limited perquisites.
•	No Unearned Dividends or Dividend Equivalents. Our executive officers receive dividend equivalents on equity awards only to the extent that the awards are earned.

ABM Industries Incorporated 2020 Proxy Statement     21

2019 “Say-on-Pay” Vote Considerations

In March 2019, our say-on-pay proposal was approved by over 98% of the votes cast by our stockholders. The Committee and management are committed to continually strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program to support driving the right behaviors for sustainable success, align to best practices in corporate governance and reflect the interests of our stockholders and stakeholders. The Committee and management use the annual say-on-pay vote as a guidepost for stockholder perspective. In light of the overwhelming stockholder support, the Committee did not make any substantial changes to NEO compensation.

Role of the Compensation Committee

The Committee is responsible for the design of the Company’s executive compensation program, and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:

•	approves CEO annual performance objectives and performance achievement;
•	approves our compensation market analysis process, as well as the companies used for compensation and design comparison purposes;
•	approves performance metrics for our annual and long-term incentive compensation programs;
•	approves non-CEO executive officer compensation, based on recommendations from the CEO; and
•	performs an annual evaluation of risk as it pertains to our Company-wide incentive compensation plans and programs.

Based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the independent members of our Board. This recommendation includes base pay levels, cash incentive compensation and equity awards. All elements of CEO pay are approved by the independent members of our Board.

The Committee generally has the authority to delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company. The Committee also generally has the authority to delegate such powers and authority as it may determine to be appropriate.

Role of Compensation Consultants

The Committee continued to engage Semler Brossy in fiscal year 2019 to serve as its independent compensation consultant. The Committee takes into consideration the advice of Semler Brossy to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Services provided by Semler Brossy to the Committee relating to executive compensation in fiscal year 2019 included: attended Committee meetings to present and offer independent recommendations, insights and perspectives on executive compensation matters;  assessed our Compensation Comparator Group (“CCG”) used for compensation decisions; assessed how our executive compensation program aligns with pay for performance; reviewed targeted pay levels and the mix of principal compensation components for the CEO and other NEOs; advised on annual and long-term incentive design and plan structure, performance goals, award opportunities and vesting conditions; and updated the Committee on emerging trends and best practices in the area of executive compensation.  The Committee meets multiple times throughout the year with the compensation consultant in executive session without management present.  Semler Brossy works for the Committee and, with the approval of the Committee, has also provided services to the Governance Committee in connection with director compensation matters. Semler Brossy does not provide any other services to the Company. The Committee has determined Semler Brossy to be independent from management and that its engagement did not present any conflicts of interest.

The Company’s management retains Willis Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed. The Committee also considered the independence of Willis Towers Watson under applicable rules of the New York Stock Exchange. From time to time, the Committee may engage other consultants and advisors in connection with various compensation and benefits matters.

22     ABM Industries Incorporated 2020 Proxy Statement

Use of Market Data and Our Compensation Comparator Group

The Committee uses compensation at our comparator group as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Semler Brossy, the Committee regularly reviews the various criteria by which it selects the Company’s CCG. Companies in our CCG are generally selected with reference to the following criteria:

•	companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;
•	companies in other industries that have a high ratio of employees to revenue or market capitalization; and
•	companies that generate annual revenue comparable to ABM.

The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that this proxy data provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent. The Committee places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk, and in the case of executives other than the CEO, the CEO’s recommendations.

2019 COMPENSATION COMPARATOR GROUP
Aramark Corporation ArcBest Corporation The Brink’s Company C. H. Robinson Worldwide, Inc. Cintas Corporation Convergys Corporation* Emcor Group, Inc.	Healthcare Services Group, Inc. Insperity, Inc. Iron Mountain Inc. J.B. Hunt Transport Services, Inc. Kelly Services, Inc. Republic Services, Inc. Robert Half International, Inc.	ServiceMaster Global Holdings, Inc. SP Plus Corporation Stericycle, Inc. TrueBlue, Inc. United Rentals, Inc. Werner Enterprises, Inc.

*Convergys Corporation was acquired by a subsidiary of SYNNEX Corporation in October 2018.

In October 2018, the Committee reviewed the CCG and determined that the CCG for fiscal year 2019 would remain the same as the CCG utilized in fiscal year 2018.

Pay-for-Performance Alignment

The following graph illustrates three-year realizable compensation of our NEOs compared to the compensation of NEOs in our CCG. Each point on the graph represents three-year realizable compensation of the NEOs in this group relative to his or her company’s three-year Total Stockholder Return (“TSR”) performance over the 2016–2018 period. ABM’s position in this graph shows that the Company’s pay for performance is generally aligned with that of our CCG.

ABM Industries Incorporated 2020 Proxy Statement     23

TSR reflects share price appreciation, adjusted for dividends and stock splits.

Realizable pay consists of: (1) actual base salary paid over the three-year period; (2) actual short-term incentive payouts over the three-year period; and (3) the 12/31/2018 market value of equity grants as listed below:

•	in-the-money value of stock options granted over the three-year period;
•	market value of time-vested restricted stock unit grants made over the three-year period based on the stock price at the end of the period; and
•

performance-based incentives: (i) as achieved, for performance cycles that have been completed through 2018; and (ii) as granted, for performance cycles that have not yet been completed, assuming target performance.

24     ABM Industries Incorporated 2020 Proxy Statement

Elements of Compensation

The material components of our executive compensation program and their purposes and characteristics are summarized below.

Pay Element	Description and Purpose		Link to Business and Strategy
Base salary – payable in cash	•	Designed to recognize individual responsibilities, performance, leadership skills and time in role	•	Competitive base pay to help attract and retain strong executive talent
	•	Annual review and adjustment, if appropriate	•	Increases are not automatic or guaranteed
Annual short-term incentives – payable in cash	•	Variable compensation measured by performance against annually established financial and individual performance targets	•	Design of short-term incentives is evaluated annually for alignment with Company strategy
	•	Designed to reward annual performance related to key financial and operational measures
Long-term incentives – structured as equity awards, settled in Company stock	•	Variable, at-risk compensation that consists of a mix of performance-based and time-based vested equity awards	•	Designed to link incentives to long-term stockholder value creation and retention
			•	Programs are evaluated annually for alignment with Company strategy and actual performance
	•	Equity award mix and design of performance metrics reviewed annually

Using the elements of compensation described above, we structure our program in a way that places a significant portion of our executives’ compensation at risk. At-risk compensation includes: annual cash incentive compensation (“Bonus”) which is tied to annual financial and individual performance measures; performance-based equity awards which are paid only if performance metrics established at the beginning of the three-year performance period are met (“PSs”); and time-based equity awards which vest over a four-year period (“RSUs, and together with PSs, LTIs”). As reflected in the charts below, approximately 84% of our CEO’s compensation is at risk. Approximately 73% of our other NEOs’ compensation is at risk.

ABM Industries Incorporated 2020 Proxy Statement     25

CEO Compensation	Other NEO Compensation

HOW WE COMPENSATED OUR NEOS IN 2019

2019 Base Salary

The Compensation Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year, and as needed, in connection with recruitment, promotions or other changes in responsibilities. Base salary amounts affect potential annual cash performance incentive payments and equity award grant amounts, since these other compensation elements are based on a percentage of base salary. The following table shows each NEO’s 2018 and 2019 base salaries as of January 1 of each fiscal year. The base salaries for our NEOs are reviewed annually when the Compensation Committee reviews its compensation benchmark information. Annual changes in base salary typically become effective on January 1, and as noted below, only one NEO had a base salary change during fiscal year 2019.

Named Executive Officer	2018 Annual Base Salary	2019 Annual Base Salary
Scott Salmirs	$990,000	$990,000
D. Anthony Scaglione	$550,000	$550,000
Scott J. Giacobbe	$550,000	$550,000
Rene Jacobsen	$510,000	$513,333	(1)
Andrea R. Newborn	$510,000	$510,000

(1)

From January 1, 2019 through September 30, 2019, Mr. Jacobsen’s base salary was $510,000. On October 1, 2019, Mr. Jacobsen received an increase in base salary to $550,000 in connection with his change in responsibilities and appointment to Chief Facilities Services Officer.

2019 Annual Cash Incentive Compensation

Each year, the Committee reviews the Company’s strategic and financial plan and key business objectives to align the annual cash incentive program (“CIP”) with the achievement of the Company’s goals. The metrics in the CIP have been selected to focus on driving sustainable, long-term value for our stockholders, as demonstrated by financial, safety and strategic goal achievement.

The Committee reviews the design, metrics and performance level requirements for the CIP annually, establishes the relative weightings of Financial Objectives, Safety Objectives and Personal Objectives for the CEO and all NEOs at the beginning of the year, and evaluates performance achieved against the objectives to determine cash payouts earned under the CIP.

26     ABM Industries Incorporated 2020 Proxy Statement

Each of our NEOs was eligible to earn an annual cash incentive award under the CIP in fiscal year 2019.

2019 Financial and Safety Objectives for the CIP

For 2019, the Committee set Financial Objectives to recognize top-line growth and bottom-line profitability, with potential for adjustment to ensure acceptable margin. The Committee also set 2019 Safety Objectives to foster continued improvement on key measures of workplace safety. The NEOs with enterprise-wide responsibilities were measured on overall Company performance, while Mr. Jacobsen’s objectives included the specific financial and safety performance of the Business & Industry group to reflect his leadership of that business segment for the majority of the fiscal year.

2019 Personal Objectives for the CIP

For 2019, the Committee established Personal Objectives for the CEO in consultation with our full Board that aligned with the Company’s most critical strategic priorities for the year. The CEO also worked with each other NEO to establish Personal Objectives for each such NEO aligned to his or her most critical priorities for the year and that reflect the unique role of each NEO.

At the beginning of fiscal year 2019, the Committee determined that 30% of the cash incentive award opportunity under the CIP for our NEOs would be based on the achievement of Personal Objectives.

Bonus Targets and CIP Performance Objectives Weighting

Each NEO’s potential CIP award was expressed as a percentage of his or her base salary, including threshold, target and maximum percentages.

The target bonus potential for each NEO and relative weights for each Performance Objective of the CIP are set forth in the following table. Payout can range from zero to 185% of target.

2019 Annual Cash Incentive Program Bonus Targets and Weighting
		Performance Objectives Weighting
	Target Bonus as Percentage of Salary(1)	Financial Objectives		Safety Objectives	Personal Objectives
Named Executive Officer		Corporate	Business & Industry
Scott Salmirs	125%	60%	--	10%	30%
D. Anthony Scaglione	100%	60%	--	10%	30%
Scott J. Giacobbe	100%	60%	--	10%	30%
Rene Jacobsen	60%	20%	40%	10%	30%
Andrea R. Newborn	70%	60%	--	10%	30%
(1)

Represents each NEO’s target cash incentive compensation opportunity, expressed as a percentage of his or her base salary on October 31, 2019. The percentage is the higher of the percentage reflected in the NEO’s employment agreement or as approved by the Committee.

Financial and Safety Objectives Achievement and Funding Levels in 2019

The following table shows the Financial Objectives and Safety Objectives, achievement levels and payout for Messrs. Salmirs, Scaglione and Giacobbe, and Ms. Newborn in fiscal year 2019.

ABM Industries Incorporated 2020 Proxy Statement     27

2019 Financial and Safety Objectives Achievement and Funding Levels
for Messrs. Salmirs, Scaglione and Giacobbe, and Ms. Newborn

Financial and Safety Objectives (70%)	Target	Actual	Actual vs. Target	Payout
Adjusted Income from Continuing Operations(1) (36% weighting)	$133.3m	$137.2m	103%	115%
Revenue (24% weighting)	$6.589b	$6.499b	99%	79%
Funding Level of Financial Objectives (60% weighting)	--	--	--	101%
Funding Level of Safety Objectives(2) (10% weighting)	--	--	--	160%
(1)	A reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations is set forth in Appendix B.
(2)

Comprised of numerous metrics achievement, including but not limited to pre-determined improvement metrics with respect to workers’ compensation, general, aviation and auto liability claims frequency, that resulted in a funding level of 160%.

Because Mr. Jacobsen led our Business & Industry group, his Financial Objectives included a mix of Corporate and Business & Industry group objectives, and his Safety Objectives related only to the Business & Industry group. These objectives and results are reflected in the following table.

2019 Financial and Safety Objectives Achievement and Funding Levels for Mr. Jacobsen

Financial and Safety Objectives (70%)	Target	Actual	Actual vs. Target	Payout
Adjusted Income from Continuing Operations(1) (12% weighting)	$133.3m	$137.2m	103%	115%
Revenue (8% weighting)	$6.589b	$6.499b	99%	79%
Business & Industry Group Performance – Revenue vs. Budget (16% weighting)(2)	$2.898b	$2.834b	98%	67%
Business & Industry Group Performance Operating Profit vs. Budget (24% weighting)(2)	$154.5m	$170.9m	111%	156%
Funding Level of Financial Objectives (60% weighting)	--	--	--	114%
Funding Level of Safety Objectives(3) (10% weighting)	--	--	--	118%
(1)	A reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations is set forth in Appendix B.
(2)	Excludes results from UK and Healthcare operations.
(3)

Comprised of numerous metrics achievement, including but not limited to pre-determined improvement metrics with respect to workers’ compensation, general, aviation and auto liability claims frequency for Business & Industry, that resulted in a funding level of 118%.

2019 Personal Objectives Achievements and CIP Award Payment for Scott Salmirs, President and CEO

Mr. Salmirs’ 2019 Personal Objectives included:

•	Driving sales, customer insights and client satisfaction improvement;
•	Building and strengthening the Company’s infrastructure; and
•	Aligning the Company’s organizational structure to scale for growth.

The Committee considered Mr. Salmirs’ performance against these and other critical objectives in a process that involved discussions with all of the independent Board members. After considering the perspectives of the Board, the

28     ABM Industries Incorporated 2020 Proxy Statement

Committee concluded that Mr. Salmirs’ delivered on his objectives, including completing critical leadership and organizational changes, continuing progress on the technology roadmap to support the Company’s foundation, delivering $1 billion in new sales, and successfully leading the Company in the face of continued market challenges, The Committee determined payout at 112% of target for Mr. Salmirs for the 30% Personal Objectives component of his 2019 CIP award.

As described above, Financial Objectives, which comprised 60% of Mr. Salmirs’ cash incentive compensation, were funded at approximately 101%, and Safety Objectives, which comprised 10% of Mr. Salmirs’ CIP, were funded at approximately 160%. Accordingly, Mr. Salmirs was awarded a 2019 CIP payment of $1,360,013, which represents approximately 110% of his overall target.

2019 Personal Objectives Achievements and CIP Award Payments for Our Other NEOs

The following table presents the fiscal year 2019 performance under our CIP for our other NEOs’ Financial Objectives, Safety Objectives and Personal Objectives, and their resulting payout (both the total award dollar amount and as a percentage of target opportunity).

Named Executive Officer	2019 Performance			2019 CIP Payout
	Financial Objectives Funding Level (60% weighting)(1)	Safety Objectives Funding Level (10% weighting)	Personal Objectives (30% weighting)
			Key 2019 Goals and Achievement Funding Levels
D. Anthony Scaglione Executive Vice President and Chief Financial Officer	101%	160%

97%

•Grow ABM Profitably – develop systems and processes to improve pricing strategy, drive sales culture and achieve margin and pricing escalation targets

•The ABM Way – lead new systems implementation roadmap

•Client Focused – promote customer satisfaction in order to achieve cross-selling targets with key customers

				$579,700 (105% of Target)
Scott J. Giacobbe Executive Vice President and Chief Revenue Officer	101%	160%

90%

•Grow ABM Profitably – drive a sales culture and achieve growth in revenue and profitability across the enterprise

•Client Focused –improve client retention and account management capabilities

•Engaged People – develop leadership pipeline and drive values-driven culture

				$568,150 (103% of Target)
Rene Jacobsen Executive Vice President and Chief Facilities Services Officer	114%	118%

116%

•Grow ABM Profitably – achieve bookings and sales goals and manage profitability for B&I

•Engaged People – engage team members and foster employee satisfaction

•The ABM Way – support labor management efforts and safety culture

				$379,300 (115% of Target)
Andrea R. Newborn Executive Vice President, General Counsel and Secretary	101%	160%

116%

•Grow ABM Profitably – improve efficiencies in contract review processes and manage significant legal matters

•Engaged People – develop legal talent and drive values-driven culture

•The ABM Way – manage Board of Directors meetings content and processes and recruitment efforts

				$396,890 (111% of Target)

(1)	See tables on pages 27-28 for more detail relating to Financial Objectives.

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Equity Incentive Compensation

The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. In fiscal year 2019, the Committee approved a long-term compensation program for NEOs which included equity awards allocated among (i) time-based RSUs (25% of total equity grant at target), which typically vest over a four-year period, and (ii) PSs with a TSR-modifier (“TSR-Modified Performance Shares”) (75% of total equity grant at target), which are based on Company financial metrics, including Adjusted EBITDA, organic revenue and return on invested capital (“ROIC”) (the definitions for such metrics are set forth in Appendix B). Such TSR-Modified Performance Shares vest after a three-year period and will be modified on a scale of 80% to 120% of target award upon vesting by comparing the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over a three-year performance period from November 1, 2018 to October 31, 2021.

The Committee considers market data and the mix of compensation at risk when establishing the long-term incentive opportunity for each NEO. Generally, the Committee approves an equity award at a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including a market analysis prepared by Semler Brossy and the overall mix of performance-based compensation. The Committee believes that a meaningful portion of equity compensation should be performance-based. The Committee may also grant one-time equity awards when circumstances indicate that such an award is appropriate.

In January of fiscal year 2019, our NEOs received grants of equity awards in the form of TSR-Modified Performance Shares and RSUs, as shown in the table below. In addition, each NEO also holds unvested equity awards granted in prior years, which vest over a period of three or four years from the date of grant (in some circumstances, subject to performance vesting conditions).

Fiscal Year 2019 Equity Awards*
	2019-2021 TSR-Modified Performance Shares		2019 RSU
Named Executive Officer	Number Granted (at target)	Grant Date Value ($)	Number Granted	Grant Date Value ($)	Aggregate Value of Equity Awards (at target) ($)
Scott Salmirs	76,349	2,969,976	28,350	989,982	3,959,958
D. Anthony Scaglione	26,510	1,031,238	9,843	343,718	1,374,957
Scott J. Giacobbe	21,208	824,991	7,875	274,995	1,099,986
Rene Jacobsen	9,832	382,465	10,810	377,485	759,950
Andrea R. Newborn	9,832	382,465	3,651	127,493	509,958

*

The Company does not publicly disclose its specific targets applicable to equity compensation programs until after the performance period is over, including specific target goals for financial metrics comprised of Adjusted EBITDA, organic revenue and ROIC due to potential competitive harm. The Committee has set performance goals that it believes are challenging, but attainable, with significant effort on the part of the Company.  For additional information on our NEOs’ fiscal year 2019 equity awards, please see “Grants of Plan-Based Awards During Fiscal Year 2019.”

2017-2019 Performance Share Programs Overview

In the 2017 fiscal year, we granted two types of PS awards to our executive officers: (i) PS awards that were earned, if at all, based on the achievement of relative TSR goals and (ii) PS awards that were earned, if at all, based on the achievement of financial metrics, in each case, over a three-year performance period as described in our proxy statement filed on February 7, 2018 and that were earned as detailed below following the end of the performance period.

Results of 2017–2019 Performance Share Program

Our 2017-2019 Performance Share Program for NEOs, which commenced with the 2017 fiscal year, used performance metrics comprised of Adjusted EBITDA, organic revenue growth and ROIC, and covered a performance period from

30     ABM Industries Incorporated 2020 Proxy Statement

November 1, 2016 through October 31, 2019. Award funding for this 2017-2019 Performance Share Program is set forth below.

% Achievement	Award Funding %
≥ 135	200
≥ 125	150
≥ 115	125
≥ 95 - 105	100
≥ 90	85
≥ 75	50
< 75	0

The following table summarizes the results under the 2017-2019 Performance Share Program.

Results of 2017-2019 Performance Share Program

	Weighting	Goal	Actual	% Achievement	% Payout	Weighted Payout
Adjusted EBITDA(1)	60%	$277.8m	$256.0m	92.2%	91.6%	55.0%
Organic Revenue(2)	20%	$5.670b	$5.665b	99.9%	100.0%	20.0%
ROIC(3)	20%	8.5%	6.4%	75.3%	50.7%	10.1%
Award Payout						85.1%

(1)	A reconciliation of Net Income to Adjusted EBITDA is set forth in Appendix B.

(2)	A reconciliation of Revenue to Organic Revenue is set forth in Appendix B.

(3)	A definition of ROIC is set forth in Appendix B.

Named Executive Officer	2017-2019 Performance Shares (Target)	2017-2019 Performance Shares (Earned)(1)
Scott Salmirs	31,978	27,213
D. Anthony Scaglione	12,658	10,772
Scott J. Giacobbe	3,596	3,060
Rene Jacobsen	3,596	3,060
Andrea R. Newborn	0	0

(1)	Includes dividend equivalent units paid on earned shares.

Results of 2017–2019 TSR-Based Performance Share Program

Under the 2017–2019 TSR-based Performance Share Program (the “2017-2019 TSR-PSP”), the measurement period was a three-year period commencing on November 1, 2016 and ending on October 31, 2019, with achievement under the 2017-2019 TSR-PSP being measured by reference to the S&P SmallCap 600 Index.

Award funding for the 2017-2019 TSR-PSP is set forth below.

2017-2019 TSR Performance Share Table
	ABM Three-Year Percentile Ranking	Shares Earned (as % of Target)
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

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The Company ranked in the 28th percentile of S&P SmallCap 600 Index companies, resulting in a payout under the 2017–2019 TSR PSP of 57% of target.

Named Executive Officer	2017-2019 TSR Performance Share (Target)	2017-2019 TSR Performance Shares (Earned)(1)
Scott Salmirs	17,184	9,795
D. Anthony Scaglione	6,364	3,627
Scott J. Giacobbe	1,033	589
Rene Jacobsen	1,908	1,087
Andrea R. Newborn	9,547	5,441

(1) Includes dividend equivalent units accrued on earned shares as of January 10, 2020. Such shares were earned as of January 10, 2020, however they do not vest until September 2020.

Other Compensation and Governance-Related Matters

Employment and Change-in-Control Agreements

Each of our NEOs have entered into an employment agreement with the Company. The form of agreement reflects an “at-will” employment relationship, while at the same time affording some income security by specifying certain severance payments upon involuntary or constructive termination. Under the terms of these employment agreements, an executive whose employment is terminated without cause by the Company, or who resigns for “good reason” (as such terms are defined in the NEOs’ respective employment agreements), will be entitled to receive a multiple (2.5 for Mr. Salmirs and 2.0 for the other NEOs) of the sum of his or her base salary and target bonus, as well as a prorated portion of his or her annual bonus for the year of termination and 18 months of health insurance reimbursements. Additionally, if Messrs. Salmirs, Giacobbe, Jacobsen or Scaglione voluntarily leaves the Company before age 60 and 10 years of service all unvested equity awards made after the effective date of the employment agreement will be forfeited. If Messrs. Salmirs, Giacobbe, Jacobsen or Scaglione voluntarily leaves the Company at age 60 or older with 10 years of service their equity awards granted after the effective date of the employment agreement but at least one year prior to such retirement will continue to vest, in accordance with the terms of those awards. These employment agreements also provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

In order to assure continuity of ABM’s senior management in the event of a potential change-in-control of the Company, ABM provides our NEOs with “double-trigger” severance benefits should their employment with ABM be terminated following a change in control. The current agreements provide double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason,” within two years following a change-in-control. These benefits consist of a lump-sum payment equal to a multiple (3.0 for Mr. Salmirs and 2.5 for each of the other NEOs) of the sum of his or her base salary and target bonus; a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the change-in-control agreements. Instead, any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer.

For a summary of the executives’ employment and change-in-control agreements in effect during fiscal year 2019, see “Potential Benefits on Termination.”

Stock Ownership Guidelines

The Company has stock ownership guidelines for certain officers, including our NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their after-tax net shares paid under any Company long-term incentive plan or program, such as shares paid out under the PS program and vested RSUs, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and may make adjustments to these guidelines to the extent it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when

32     ABM Industries Incorporated 2020 Proxy Statement

determining if ownership guidelines have been achieved; however, unearned PSs are not included, nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:

Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

All of our NEOs have either met or exceeded their stock ownership guidelines or are well positioned to achieve compliance within the required time period.

Anti-Hedging and Anti-Pledging Policies

Directors, executive officers and other employees are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director, executive officer or other employee to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.

Window Trading and Rule 10b5-1 Trading Plans

Under the Company’s insider trading policy, officers may purchase or sell ABM securities only during “open window” periods, which begin on the third business day following the date of each quarterly earnings announcement and end at the close of trading on the 15th day of the third month of the fiscal quarter. The only exception to this is for officers who have entered into a trading plan pursuant to SEC Rule 10b5-1.

NEOs are permitted to establish trading plans under SEC Rule 10b5-1 during open trading windows. These plans enable an executive to diversify his or her holdings of Company stock during periods in which the executive would otherwise be unable to buy or sell such stock because he or she possessed material, nonpublic information about the Company. Any Rule 10b5-1 trading plan must be submitted in writing to the Company’s legal department for review and approval prior to its effective date, and no transaction pursuant to any such plan may occur until at least 30 days following such plan’s effective date.

Annual Compensation-Related Risk Evaluation

We annually review risks associated with our executive compensation program, as well as our other broad-based employee incentive programs, with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Willis Towers Watson, which prepares a risk analysis. The Committee and its independent compensation consultant, Semler Brossy, review this analysis. In connection with its 2019 review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and individual weightings in incentive compensation programs, the mix between long-term and short-term incentives, use of stock ownership requirements, the Company’s policy prohibiting hedging and pledging, and the Company’s recoupment or “clawback” policy. Based on this review, the Committee agreed with the findings in the analysis that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Recoupment (Clawback) Policy

The Board has adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the independent members of the Board, or a committee consisting of independent members of the Board may, in their discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been

ABM Industries Incorporated 2020 Proxy Statement     33

inappropriately received by the individual executive officer. In addition, it is the Board’s policy that if the independent members of the Board, or a committee consisting of independent members of the Board, determine that an employee who received a cash incentive payment or an equity award engaged in conduct constituting “cause” (such as serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, or failure to substantially perform employment-related duties or responsibilities), the Board or such committee may take such action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and executive health examinations. These and certain other perquisites are set forth in the Summary Compensation Table.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2019” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change in control of ABM.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and the 2020 Proxy Statement.

Compensation Committee:

Thomas M. Gartland, Chair

LeighAnne G. Baker

Linda Chavez

Donald F. Colleran

34     ABM Industries Incorporated 2020 Proxy Statement

Additional Information About Executive Compensation

The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.

2019 Summary Compensation Table

		Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Scott Salmirs	2019	990,000	3,959,958	1,360,013	145,683	6,455,654
President and	2018	975,000	3,959,941	1,020,567	67,135	6,022,643
Chief Executive Officer	2017	883,333	2,949,955	805,320	47,763	4,686,371
D. Anthony Scaglione	2019	550,000	1,374,957	579,700	50,987	2,555,644
Executive Vice President	2018	541,666	1,399,968	461,835	30,651	2,434,120
and Chief Financial Officer	2017	495,833	1,049,942	339,465	20,348	1,905,588
Scott J. Giacobbe	2019	550,000	1,099,986	568,150	46,042	2,264,178
Executive Vice President	2018	550,000	1,099,936	461,835	29,440	2,141,211
and Chief Revenue Officer	2017	449,900	734,928	344,575	41,919	1,571,322
Rene Jacobsen	2019	513,333	759,950	379,300	50,304	1,702,887
Executive Vice President and	2018	508,333	749,926	311,386	36,894	1,606,539
Chief Facilities Services Officer	2017	474,583	734,893	265,380	33,917	1,508,773
Andrea R. Newborn(4)	2019	510,000	509,958	396,890	21,356	1,438,204
Executive Vice President, General	2018	508,333	499,950	299,773	18,538	1,326,594
Counsel and Secretary

(1)

The values shown are the aggregate grant date value for PS and RSU awards computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the probable outcome at grant), in the case of PSs. A discussion of assumptions used in calculating these values may be found in Note 17, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019. The maximum values for TSR-Modified Performance Shares granted in fiscal year 2019 under the 2019–2021 Performance Share Program are as follows: Mr. Salmirs, $6,680,843; Mr. Scaglione, $2,319,731; Mr. Giacobbe, $1,855,785; Mr. Jacobsen, $860,339; and Ms. Newborn, $860,339. These values are calculated using the October 31, 2019 closing price of $36.46 per share.

(2)	Amounts shown in this column represent annual performance-based cash payments under the CIP, as described in the Compensation Discussion & Analysis.
(3)	For fiscal year 2019, this column represents:
•

for Mr. Salmirs: ABM contributions to the 401(k) plan, $11,200; spousal/family travel, $9,009; TSA/registered traveler annual fee, $85; and value of dividend equivalents (DEUs) credited in fiscal year 2019 with respect to earned and vested PSs and all outstanding deferred and non-deferred RSUs, $125,389.

•

for Mr. Scaglione: ABM contributions to the 401(k) plan, $11,200; and value of dividend equivalents (DEUs) credited in fiscal year 2019 with respect to earned and vested PSs and all outstanding deferred and non-deferred RSUs, $39,787.

~~•~~

for Mr. Giacobbe: ABM contributions to the 401(k) plan, $11,200; spousal/family travel, $128; and value of dividend equivalents (DEUs) credited in fiscal year 2019 with respect to earned and vested PSs and all outstanding RSUs, $34,714.

~~•~~

for Mr. Jacobsen: ABM contributions to the 401(k) plan, $9,650; auto allowance, $10,200; spousal/family travel, $244; and value of dividend equivalents (DEUs) credited in fiscal year 2019 with respect to earned and vested PSs and all outstanding RSUs, $30,210.

•

for Ms. Newborn: ABM contributions to the 401(k) plan, $11,200; spousal/family travel, $108; and value of dividend equivalents (DEUs) credited in fiscal year 2019 with respect to all outstanding RSUs, $10,048.

(4)	For Ms. Newborn, only compensation for fiscal year 2018 and 2019 are shown because she was not an NEO in fiscal year 2017.

ABM Industries Incorporated 2020 Proxy Statement     35

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards under the CIP and equity incentive plan awards granted under the 2006 Equity Incentive Plan, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2019

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: # of Shares or Stock Units(3)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a	198,000	1,237,500	2,289,375
	1/9/2019				30,540	76,349	183,238		2,969,976
	1/9/2019							28,350	989,982
D. Anthony Scaglione	n/a	88,000	550,000	1,017,500
	1/9/2019				10,604	26,510	63,624		1,031,239
	1/9/2019							9,843	343,718
Scott J. Giacobbe	n/a	88,000	550,000	1,017,500
	1/9/2019				8,483	21,208	50,899		824,991
	1/9/2019							7,875	274,995
Rene Jacobsen	n/a	48,960	306,000	566,100
	1/9/2019				3,933	9,832	23,597		382,465
	1/9/2019							10,810	377,485
Andrea R. Newborn	n/a	57,120	357,000	660,450
	1/9/2019				3,933	9,832	23,597		382,465
	1/9/2019							3,651	127,493

(1)

Includes the annual cash incentive opportunity for fiscal year 2019 under the CIP. Actual payments made for fiscal year 2019 are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)

Includes the 2019 TSR-Modified Performance Shares that were awarded in fiscal year 2019 under the 2006 Equity Incentive Plan. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)

Includes RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2019. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(4)	Computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the most probable outcome), in the case of the PSs.

36     ABM Industries Incorporated 2020 Proxy Statement

The following table shows the outstanding equity awards held by our NEOs at October 31, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested(8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)
Scott Salmirs							9/12/2016	6,858	(2)	250,043
							1/10/2017	23,158	(3)	844,341
							9/11/2017	13,728	(2)	500,523
							9/11/2017	9,795	(5)	357,126
							1/10/2018	26,468	(2)	965,023	51,057	(4)	1,861,538
							1/10/2018				25,069	(6)	914,016
							1/9/2019	28,752	(2)	1,048,298	76,349	(7)	2,783,685
D. Anthony Scaglione	9/6/2013	(1)	3,774	0	25.30	9/6/2020	9/12/2016	2,442	(2)	89,035
							1/10/2017	9,166	(3)	334,192
							9/11/2017	4,150	(2)	151,309
							9/11/2017	3,627	(5)	132,240
							1/10/2018	9,357	(2)	341,156	18,050	(4)	658,103
							1/10/2018				8,863	(6)	323,145
							1/9/2019	9,982	(2)	363,944	26,510	(7)	966,555
Scott J. Giacobbe	9/6/2013	(1)	5,984	0	25.30	9/6/2020	9/12/2016	1,785	(2)	65,081
							1/10/2017	1,339	(2)	48,820
							1/10/2017	2,604	(3)	94,942
							9/11/2017	5,866	(2)	213,874
							9/11/2017	589	(5)	21,475
							1/10/2018	7,352	(2)	268,054	14,182	(4)	517,076
							1/10/2018				6,963	(6)	253,871
							1/9/2019	7,986	(2)	291,170	21,208	(7)	773,244
Rene Jacobsen							9/12/2016	1,422	(2)	51,846
							1/10/2017	1,339	(2)	48,820
							1/10/2017	2,604	(3)	94,942
							6/12/2017	3,227	(2)	117,656
							9/11/2017	2,234	(2)	81,452
							9/11/2017	1,087	(5)	39,632
							1/10/2018	3,341	(2)	121,813	6,446	(4)	235,021
							1/10/2018				6,446	(4)	235,021
							1/10/2018				3,165	(6)	115,396
							1/9/2019	10,963	(2)	399,711	9,832	(7)	358,475
Andrea R. Newborn							9/11/2017	4,788	(2)	174,570
							9/11/2017	5,441	(5)	198,379
							1/10/2018	3,341	(2)	121,813	6,446	(4)	235,021
							1/10/2018				3,165	(6)	115,396
							1/9/2019	3,702	(2)	134,975	9,832	(7)	358,475

ABM Industries Incorporated 2020 Proxy Statement     37

(1)	2006 Equity Incentive Plan. The options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.
(2)

RSUs. 50% of the RSUs vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2019.

(3)

PSs (Earned). Amounts shown include PS awards under the 2017–2019 Performance Share Program that have been “earned” (i.e., the relevant performance period has passed) but remain unvested until the vesting date. PSs granted under the 2017–2019 Performance Share Program vested, to the extent earned, on January 10, 2020.

(4)

PSs (Unearned). Unearned PSs are stated at target. PSs will vest, to the extent earned, following the end of the applicable three-year performance period, in January 2021 and January 2022, as applicable.

(5)

TSR Performance Shares (Earned). On September 11, 2017, TSR Performance Shares were granted under the 2017–2019 TSR PSP, as described in the “Compensation Discussion and Analysis” of this Proxy Statement. Such TSR Performance Shares will vest on September 11, 2020.

(6)

TSR Performance Shares (Unearned). On January 10, 2018, TSR Performance Shares were granted under the 2018–2020 TSR PSP, as described in the Compensation Discussion and Analysis. Unearned TSR Performance Shares are stated at target. Such TSR Performance Shares will vest, to the extent earned, on January 10, 2021.

(7)

TSR-Modified Performance Shares (Unearned) – On January 9, 2019, TSR-Modified Performance Shares were granted under the 2019-2021 Performance Share Program as described in the “Compensation Discussion and Analysis” of this Proxy Statement. Such TSR-Modified Performance Shares will vest, to the extent earned, in January 2022.

(8)	Amounts shown are based on $36.46 per share, the closing price per share of ABM common stock on October 31, 2019.

The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2019 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(2) ($)
Scott Salmirs	18,670	334,572	32,049	(3)	1,141,045
D. Anthony Scaglione	5,713	105,960	7,532		265,999
Scott J. Giacobbe	7,143	132,788	9,747		344,731
Rene Jacobsen	1,500	21,810	8,341		300,860
Andrea R. Newborn	0	0	3,145		114,950

(1)

Amount is based on the difference between the market price of ABM common stock at the time of exercise and the applicable exercise price of the stock options, multiplied by the number of exercised shares.

(2)	Amount is based on the closing price per share of ABM common stock on the date of vesting, multiplied by the number of shares acquired upon vesting.
(3)	Includes vest during fiscal year 2019 of 13,727 RSUs granted in 2017 that were deferred and will be distributed in four annual installments of shares of common stock upon Mr. Salmirs’ retirement.

Deferred Compensation Benefits

The following table and accompanying footnotes and narrative describe benefits to the NEOs under the Employee Deferred Compensation Plan.

38     ABM Industries Incorporated 2020 Proxy Statement

Nonqualified Deferred Compensation in Fiscal Year 2019

Name	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Scott Salmirs	757,783	(1)	0	79,483	(2)	0	3,599,576	(3)(4)
D. Anthony Scaglione	211,358	(1)	0	36,457	(2)	0	1,287,833	(3)(4)
Scott J. Giacobbe	0		0	0		0	0
Rene Jacobsen	0		0	0		0	0
Andrea R. Newborn	0		0	0		0	0

(1)

Cash deferrals under the Employee Deferred Compensation Plan are included in the “Salary” and “Nonequity Incentive Plan Compensation” columns of the Summary Compensation Table for Mr. Salmirs, and in the “Nonequity Incentive Plan Compensation” column of the Summary Compensation Table for Mr Scaglione.

(2)

Includes interest earned on cash deferrals under the Employee Deferred Compensation Plan. The interest rate in fiscal year 2019 averaged 3.16%. These amounts were not required to be included in the Summary Compensation Table because they are not above market. Also includes DEUs credited with respect to all deferred RSUs outstanding, which are included in “All Other Compensation” in the Summary Compensation Table.

(3)	Includes amounts included in the Summary Compensation Table for prior years.
(4)

Includes fiscal year-end value of RSU shares deferred in prior years; also includes dividend equivalents credited in 2019 with respect to such deferred RSU shares. These values are calculated using the October 31, 2019 closing price of $36.46 per share.

ABM’s Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $150,000. A trust agreement was put into place in January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The Employee Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the Employee Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if a participant wants to change his or her distribution, the change cannot be effective for at least 12 months, and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. The interest rate is subject to a cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with plan provisions.

POTENTIAL BENEFITS ON TERMINATION

During fiscal year 2019, we were party to employment agreements with each of our NEOs, which included severance benefits upon certain terminations, as further described below, and twelve-month post-employment prohibitions on competition with the Company and solicitation of certain Company employees. The potential payments upon termination described in the following tables are based on the agreements with our NEOs that were in effect on October 31, 2019.

We were also party to change-in-control agreements with each NEO during fiscal year 2019, which provided additional severance benefits in the event of a termination following a change in control, as further described below. The “double-

ABM Industries Incorporated 2020 Proxy Statement     39

trigger” change-in-control benefits under our 2006 Equity Incentive Plan are also described below. None of these arrangements included any excise tax gross-ups.

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon specified terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2019.

Potential Payments upon Qualifying Terminations of Employment

Following a Change-in-Control

The following table estimates potential payments for Messrs. Salmirs, Scaglione, Giacobbe and Jacobsen, and Ms. Newborn if there had been a change-in-control on October 31, 2019, and either the executive’s employment had been terminated involuntarily or the executive had terminated employment for “good reason”. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2019(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	1,237,500	6,682,500	39,432	10,584,214	18,543,646
D. Anthony Scaglione	550,000	2,750,000	39,432	3,521,031	6,860,463
Scott J. Giacobbe	550,000	2,750,000	35,010	2,576,069	5,911,079
Rene Jacobsen	330,000	2,200,000	39,432	1,973,137	4,542,569
Andrea R. Newborn	357,000	2,167,500	4,422	1,506,389	4,035,311

(1)	Amount assumes target bonus at fiscal year-end 2019.
(2)	Multiple of the sum of base salary and target bonus for the year in which the change-in-control occurs.
(3)	The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)

The value is based on $36.46 per share, the closing price per share of ABM common stock on October 31, 2019. For PSs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2019.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below. Equity grants under our 2006 Equity Incentive Plan vest upon a change-in-control if the recipient is terminated without cause within 24 months following the change-in-control.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs, the executive will receive the following benefits upon involuntary termination of employment (other than for cause) or resignation for good reason (such as certain specified material changes in position or compensation) prior to the second anniversary of the change-in-control:

•	a lump-sum payment equal to a multiple of the sum of base salary and target bonus (which multiple is 3.0 for Mr. Salmirs and 2.5 for each of the other NEOs);
•	a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and
•

a lump-sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and a lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.

A “change-in-control” of the Company occurs in any of the following scenarios:

•

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board;

40     ABM Industries Incorporated 2020 Proxy Statement

•	a majority of the Board ceases to be composed of incumbent directors;
•	a merger or similar business combination;
•	a sale of substantially all of the Company’s assets; or
•	a liquidation of the Company.

None of our NEOs have excise tax gross-ups. Instead, payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any equity award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the named executive officer (the modified cap), with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition and nonsolicitation provisions.

Potential Payments upon Retirement

The following table estimates potential payments for our NEOs if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2019. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Health Benefit Payments ($)	Equity-Based Grants That Vest Upon Retirement(1) ($)	Total(2) ($)
Scott Salmirs	--	3,633,621	3,633,621
D. Anthony Scaglione	--	--	0
Scott J. Giacobbe	--	742,153	742,153
Rene Jacobsen	--	628,849	628,849
Andrea R. Newborn	--	--	0

(1)

Messrs. Salmirs, Giacobbe, and Jacobsen are retirement-eligible under the terms of our 2006 Equity Incentive Plan. Intrinsic value is based on $36.46 per share, the closing price of ABM common stock on October 31, 2019. Amounts shown only reflect vesting upon retirement, as unvested equity does not vest upon resignation of employment. For PSs and TSR Performance Shares, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(2)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2019.” Amounts also do not include accrued but unused vacation pay and any unpaid base salary for employment through the termination date.

RSUs generally vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. An individual who retires during a performance period that has not been completed prior to retirement will generally receive a pro rata number of performance shares (based on the number of months of service over the performance period) on the vesting date for such performance shares, to the extent such performance shares are achieved under applicable performance objectives.

Under the terms of their respective employment agreements in effect during fiscal year 2019, and in connection with a termination by reason of retirement, any equity-based awards received by Messrs. Salmirs, Scaglione, Giacobbe and Jacobsen would continue to be eligible for vesting, exercise and settlement if they were granted at least one year prior to such retirement, on the originally scheduled vesting date.

ABM Industries Incorporated 2020 Proxy Statement     41

Potential Payments upon Termination without Cause

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause (outside of a change-in-control) effective October 31, 2019. All amounts are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2019(1) ($)	Severance Payment(2) ($)	Company Portion of Medical Benefits(3) ($)	Equity Grants Vesting as a Result of Termination(4) ($)	Total(5) ($)
Scott Salmirs	1,237,500	5,568,750	35,004	3,023,282	9,864,536
D. Anthony Scaglione	550,000	2,200,000	35,004	1,114,644	3,899,648
Scott J. Giacobbe	550,000	2,200,000	30,582	492,496	3,273,078
Rene Jacobsen	330,000	1,760,000	35,004	504,686	2,629,690
Andrea R. Newborn	357,000	1,734,000	--	453,685	2,544,685

(1)	Amount assumes target bonus at fiscal year-end 2019.
(2)	Multiple of the sum of base salary and target bonus for the year in which the termination occurs.
(3)	The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)

The value is based on $36.46 per share, the closing price per share of ABM common stock on October 31, 2019. For PSs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2019.” Amounts do not include accrued but unused vacation pay and any unpaid salary for employment through termination date.

Under his employment agreement in effect during fiscal year 2019, Mr. Salmirs would receive 2.5 times the sum of his base salary and target cash incentive compensation, 18 months medical benefits coverage, his prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination if he is terminated without “cause”. Under the terms of their respective employment agreements in effect during fiscal year 2019, and in connection with a termination of employment by the Company without cause, Messrs. Scaglione, Giacobbe and Jacobsen and Ms. Newborn would each receive 2.0 times the sum of base salary plus target cash incentive compensation, 18 months medical benefits coverage, prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination.

Performance awards granted under the 2006 Equity Incentive Plan generally vest monthly pro rata (based on the number of months of services of the vesting period) in the event of a termination without cause.

Potential Payments upon Death or Disability

The following table estimates potential payments for our NEOs if the NEO had been terminated due to death or disability on October 31, 2019. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2019(1) ($)	Health Benefit Payments ($)	Equity Grants Vesting(2) ($)	Total(3)(4) ($)
Scott Salmirs	1,237,500	--	10,584,214	11,821,714
D. Anthony Scaglione	550,000	--	3,521,031	4,071,031
Scott J. Giacobbe	550,000	--	2,576,069	3,126,069
Rene Jacobsen	330,000	--	1,973,137	2,303,137
Andrea R. Newborn	357,000	--	1,506,389	1,863,389

(1)	Amount assumes target bonus at fiscal year-end 2019.

42     ABM Industries Incorporated 2020 Proxy Statement

(2)

The value is based on $36.46 per share, the closing price per share of ABM common stock on October 31, 2019. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2019.

(3)

In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of $750,000), as well as $150,000 business travel insurance coverage.

(4)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Nonqualified Deferred Compensation in Fiscal Year 2019.”

Equity grants under the 2006 Equity Incentive Plan generally vest monthly pro rata (based on the number of months of service over the vesting period) in the event of death or disability.

Under the terms of their respective employment agreements in effect during fiscal year 2019, and in connection with a termination by reason of death or disability, Messrs. Salmirs, Scaglione, Giacobbe and Jacobsen and Ms. Newborn would each receive any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of death or disability, a prorated target cash bonus based on the length of performance in the performance period, immediate vesting of any equity-based awards subject to time-based restrictions, and immediate vesting of any equity-based awards subject to performance restrictions, with such performance restrictions measured at the target level.

2019 CEO Pay Ratio

In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Salmirs, our CEO. The 2019 annual total compensation of Mr. Salmirs was $6,512,368; and the 2019 annual total compensation of the median compensated employee (of all our employees who were employed as of September 30, 2018), other than Mr. Salmirs, was $23,654. The ratio of these amounts was 275-to-1.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the 2018 CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2018 pay ratio disclosure and thus require us to identify a new median employee. As a result, we are using the same median employee as we did in the CEO pay ratio disclosure included in our proxy statement filed with the SEC on February 13, 2019.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. The pay ratio analysis of our employee population was conducted with September 30, 2018 as the determination date to identify our median employee, which date was within the last three months of the most recently completed fiscal year at that time. We identified the median employee using base salary and base wages paid in that fiscal year, which we annualized for any employee who did not work for the entire year (other than those designated as a temporary, seasonal, or other non-permanent employee on our records). For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable average exchange rate.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

ABM Industries Incorporated 2020 Proxy Statement     43

AUDIT MATTERS
PROPOSAL 4–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT-RELATED MATTERS
Audit Committee Report
Principal Accounting Firm Fees and Services
Policy on Preapproval of Independent Registered Public Accounting Firm Services

44     ABM Industries Incorporated 2020 Proxy Statement

PROPOSAL 4—RATIFICATION OF THE

APPOINTMENT OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Proposal Summary

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2020, which ends October 31, 2020. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s stockholders for ratification as a matter of good corporate governance.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2020.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2020. Although action by the stockholders on this matter is not required, the Audit Committee values stockholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek stockholder ratification of this selection. If the stockholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to attend the Annual Meeting, and they will have an opportunity to make a statement if the representatives desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG as our independent registered public accounting firm. The affirmative vote of a majority of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal will be considered approval of the proposal, as more fully described under “Questions and Answers About the Proxy Materials and the 2020 Annual Meeting” of this Proxy Statement.

ABM Industries Incorporated 2020 Proxy Statement     45

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee reviews ABM’s financial reporting process on behalf of the Board and is responsible for the appointment, compensation, retention and oversight of the work of ABM’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. KPMG LLP, ABM’s independent registered public accounting firm, is responsible for performing an independent, integrated audit of ABM’s consolidated financial statements and an audit of the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.

The Board adopted a written charter for the Audit Committee, which is reviewed periodically by the Audit Committee. The Charter of the Audit Committee is available on ABM’s website under “Governance” at http://investor.abm.com/corporate-governance.cfm. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of ABM’s results in its fiscal year 2019 consolidated financial statements. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. Management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2019 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. The Audit Committee also discussed with ABM’s internal auditor and independent registered public accounting firm, the overall scope and plans for their respective audits, their evaluation of ABM’s internal control over financial reporting and the overall quality of ABM’s financial reporting processes.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) standards and the SEC. The Audit Committee has reviewed and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

Audit Committee

Art A. Garcia, Chair

Jill M. Golder

Filippo Passerini

Winifred M. Webb

46     ABM Industries Incorporated 2020 Proxy Statement

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2019 and 2018, and fees for other services rendered by KPMG LLP during those periods.

	2019	2018
Audit fees(1)	$5,077,225	$6,195,950
Audit-related fees(2)	79,900	285,100
Tax fees(3)	210,400	133,490
All Other Fees	0	0
Total	$5,367,525	$6,614,540

(1)

Audit fees consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q.

(2)	Audit-related fees consisted principally of fees for the audit of the financial statements of certain employee benefit plans and adoption of new accounting standards.
(3)	Tax fees consisted of fees for tax compliance and consulting services.

Policy on Preapproval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were preapproved under the Audit Committee’s preapproval policy.

ABM Industries Incorporated 2020 Proxy Statement     47

GENERAL INFORMATION

Certain Relationships and Transactions with Related Persons
Delinquent Section 16(a) Reports
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Questions and Answers about the Proxy Materials and the 2020 Annual Meeting
Submission of Stockholder Proposals for 2021 Annual Meeting
Appendix A–Restated Certificate of Incorporation
Appendix B–Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

48     ABM Industries Incorporated 2020 Proxy Statement

GENERAL INFORMATION

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written policy and procedures for review and approval or ratification of transactions involving the Company and “related persons.” Related persons are directors and executive officers and their immediate family members or shareowners owning 5% or greater of our outstanding common stock and their immediate family members.

The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the SEC’s rules, specifically, any transaction involving the Company in which:

(i)	the amount involved exceeded $120,000; and
(ii)	a related person had a direct or indirect material interest.

Under our policy, transactions with any person who falls into any of the above categories at any time during a fiscal year of the Company are subject to the Policy, even if the person has ceased to have such status during the year.

Our Governance Committee administers our policy with respect to related persons. Under our policy, prior to entering into a transaction, a related person must provide the details of the transaction, including the relationship of the person to the Company, the dollar amount involved and whether the related person or his or her family member has or will have a direct or indirect interest in the transaction, to the Governance Committee. The Governance Committee determines whether the proposed related person transaction should be approved, based on its determination, in its business judgment, of whether such related person transaction is fair and reasonable to the Company and in the best interests of the Company. There were no related person transactions that were required to be submitted for approval during fiscal year 2019.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis, with the exception of one late Form 4 for each of Dean Chin, Mr. Giacobbe, Mr. Jacobsen, Mr. Salmirs and Mr. Scaglione, reporting one acquisition of earned performance shares and one acquisition of earned TSR performance shares.  In each case, the earned performance awards were still subject to additional service-based vesting, and the transactions were inadvertently reported late due to an administrative error in considering the Form 4 to be due only after the completion of the additional service-based vesting period (at which time the acquisition transactions were reported).

ABM Industries Incorporated 2020 Proxy Statement     49

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)

Equity compensation plans approved by security holders	1,662,564	$14.82	3,498,769

Equity compensation plans not approved by stockholders	0	n/a	0

TOTAL	1,662,564	$14.82	3,498,769

(1)	Includes 863,234 and 696,133 shares that may be issued to settle outstanding RSUs and PSs at target, respectively, at October 31, 2019.
(2)	The weighted average exercise price in column (b) does not take into account the awards in note (1) above, which do not have an exercise price.
(3)	Includes 705,213 shares available for issuance under the Employee Stock Purchase Plan.

50     ABM Industries Incorporated 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of January 15, 2020 by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of January 15, 2020. Unless otherwise noted, each person or entity has sole voting and investment power over the shares shown in the table.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	9,834,631	14.73%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	7,520,725	11.27%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	7,388,432	11.07%
FMR LLC(4) 245 Summer Street Boston, MA 02210	7,221,374	10.82%
ArrowMark Colorado Holdings LLC(5) 100 Fillmore Street, Suite 325 Denver, CO 80206	4,943,298	7.40%
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road Building One Austin, TX 78746	4,308,210	6.45%
(1)

Based on Amendment 10 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 24, 2019. BlackRock indicated in the filing sole voting power over 9,670,570 shares, sole dispositive power over 9,834,631 shares and no shared voting power or shared dispositive power over any shares.

(2)

Based on Amendment No. 10 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 11, 2019. Vanguard indicated in the filing sole voting power over 64,418 shares, shared voting power over 7,790 shares, sole dispositive power over 7,454,377 shares and shared dispositive power over 66,348 shares.

(3)

Based on a Schedule 13G/A filed by State Street Corporation (“State Street”) with the SEC on February 13, 2019, on behalf of State Street and SSGA Funds Management, Inc. (“SSGA”). State Street indicated in the filing shared voting power over 7,167,985 shares, shared dispositive power over all 7,388,432 shares and no sole voting power or sole dispositive power over any shares. SSGA indicated in the filing shared voting power over 5,492,528 shares, shared dispositive power over 5,504,083 shares and no sole voting power or sole dispositive power over any shares.

(4)

Based on a Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 13, 2019. FMR indicated in the filing sole voting power over 3,023,268 shares, sole dispositive power over all 7,221,374 shares and no shared voting power or shared dispositive power over any shares.

(5)

Based on a Schedule 13G filed by ArrowMark Colorado Holdings LLC (“ArrowMark”) with the SEC on February 14, 2019. ArrowMark indicated sole voting and sole dispositive power over all 4,943,298 shares and no shared voting power or shared dispositive power over any shares.

(6)

Based on a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 8, 2019. Dimensional indicated sole voting power over 4,209,626 shares and sole dispositive power over all 4,308,210 shares and no shared voting power or shared dispositive power over any shares.

ABM Industries Incorporated 2020 Proxy Statement     51

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of January 15, 2020 by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
LeighAnne G. Baker	3,277	(2)	*
Linda Chavez	5,521	(3)	*
Donald F. Colleran	3,745	(4)	*
Art A. Garcia	1,503	(5)	*
Thomas M. Gartland	9,805	(6)	*
Scott J. Giacobbe	46,262	(7)	*
Jill M. Golder	0	(8)	*
Rene Jacobsen	5,013	(9)	*
Sudhakar Kesavan	25,963	(10)	*
Andrea R. Newborn	4,158	(11)	*
Filippo Passerini	9,708	(12)	*
Scott Salmirs	72,003	(13)	*
D. Anthony Scaglione	31,634	(14)	*
Winifred M. Webb	10,174	(15)	*
Executive officers and directors as a group (16 persons)	228,766	(16)	*

*Less than 1% of the common shares outstanding.

(1)	Represents shares of ABM’s common stock held. Does not include RSUs or earned PSs that vest and/or will be settled in shares more than 60 days after January 15, 2020.
(2)	Includes 3,277 shares of ABM’s common stock held. Excludes 3,263 RSUs held by Ms. Baker that are not scheduled to vest within 60 days of January 15, 2020.
(3)	Includes 5,521 shares of ABM’s common stock held. Excludes 11,205 RSUs held by Ms. Chavez that are not scheduled to vest within 60 days of January 15, 2020.
(4)	Includes 3,745 shares of ABM’s common stock held. Excludes 3,263 RSUs held by Mr. Colleran that are not scheduled to vest within 60 days of January 15, 2020.
(5)	Includes 1,503 shares of ABM’s common stock held. Excludes 10,621 RSUs held by Mr. Garcia that are not scheduled to vest within 60 days of January 15, 2020.
(6)	Includes 9,805 shares of ABM’s common stock held. Excludes 6,661 RSUs held by Mr. Gartland that are not scheduled to vest within 60 days of January 15, 2020.
(7)	Includes 46,262 shares of ABM’s common stock held. Excludes 27,756 RSUs and 589 earned TSR-Performance Shares held by Mr. Giacobbe that are not scheduled to vest within 60 days of January 15, 2020.
(8)	Excludes 4,424 RSUs held by Ms. Golder that are not scheduled to vest within 60 days of January 15, 2020.
(9)	Includes 5,013 shares of ABM’s common stock held. Excludes 26,186 RSUs and 1,087 earned TSR-Performance Shares held by Mr. Jacobsen that are not scheduled to vest within 60 days of January 15, 2020.
(10)	Includes 25,963 shares of ABM’s common stock held. Excludes 4,567 RSUs held by Mr. Kesavan that are not scheduled to vest within 60 days of January 15, 2020.
(11)	Includes 4,158 shares of ABM’s common stock held. Excludes 15,101 RSUs and 5,441 earned TSR-Performance Shares held by Ms. Newborn that are not scheduled to vest within 60 days of January 15, 2020.

52     ABM Industries Incorporated 2020 Proxy Statement

(12)	Includes 9,708 shares of ABM’s common stock held. Excludes 3,263 RSUs held by Mr. Passerini that are not scheduled to vest within 60 days of January 15, 2020.
(13)	Includes 72,003 shares of ABM’s common stock held. Excludes 118,298 RSUs and 9,795 earned TSR-Performance Shares held by Mr. Salmirs that are not scheduled to vest within 60 days of January 15, 2020.
(14)	Includes 31,634 shares of ABM’s common stock held. Excludes 33,103 RSUs and 3,627 earned TSR-Performance Shares held by Mr. Scaglione that are not scheduled to vest within 60 days of January 15, 2020.
(15)	Includes 10,174 shares of ABM’s common stock held. Excludes 12,429 RSUs held by Ms. Webb that are not scheduled to vest within 60 days of January 15, 2020.
(16)

Includes 228,766 shares of ABM’s common stock held by executive officers and directors as a group. Excludes 341,036 RSUs held by executive officers and directors as a group and 20,539 earned TSR-Performance Shares held by executive officers as a group that are not scheduled to vest within 60 days of January 15, 2020.

ABM Industries Incorporated 2020 Proxy Statement     53

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2020 ANNUAL MEETING

Why did I receive a “Notice Regarding the Availability of Proxy Materials” instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to SEC rules. On February [•], 2020, we mailed to our stockholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instruction in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email.

When and where will the Annual Meeting be held?

The Meeting will take place on March 25, 2020, beginning at 10:00 a.m., Eastern Time, at the Company’s corporate headquarters at One Liberty Plaza, 7th Floor, New York, New York 10006.

What do I need to do to attend the Annual Meeting?

All stockholders of record as of the record date, January 29, 2020, or their proxy holders, are welcome to attend the Annual Meeting. If you are voting by mail, by telephone or via the Internet, but still wish to attend the Annual Meeting, follow the instructions on your proxy card or via the Internet at www.proxyvote.com to tell us that you plan to attend. When you arrive at the meeting, please look for the “Stockholders’ Welcome Desk,” where you will be asked for photo identification in order to receive your admittance card.

If you hold your shares in street name and you decide to attend, you must bring to the meeting a copy of your bank or brokerage statement evidencing your ownership of ABM Industries Incorporated common stock as of the record date. Please go to the “Stockholders’ Welcome Desk” and provide the bank or brokerage statement, as well as your photo identification, in order to obtain an admittance card.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting. The use of mobile devices, photography or recording of the event is strictly prohibited.

Who is entitled to vote at the Annual Meeting?

Holders of ABM common stock at the close of business on January 29, 2020 are entitled to receive the Notice of the 2020 Annual Meeting and Proxy Statement and to vote their shares at the Meeting. As of that date, there were 66,753,004 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Will my vote be confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by the Company. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with ABM’s transfer agent, Computershare, you are the “stockholder of record” of those shares. This Notice of the 2020 Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by ABM.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of the 2020 Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial

54     ABM Industries Incorporated 2020 Proxy Statement

owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

You may vote at the Annual Meeting by proxy or in person.

If you are a “holder of record” (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote by telephone, on the Internet or by attending the meeting and voting in person. In addition, you may vote by mail using the enclosed proxy card.

If you hold your shares in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the voting instruction card explains which voting options are available to you. As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions.

Your vote is important.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to our Corporate Secretary;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Can I access the 2020 proxy materials and the Form 10-K for fiscal year 2019 on the Internet?

This Notice of the 2020 Annual Meeting and Proxy Statement and the Form 10-K for fiscal year 2019 are available on our website at www.abm.com. Instead of receiving future Proxy Statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available, at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Meeting, by contacting our Corporate Secretary between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006.

ABM Industries Incorporated 2020 Proxy Statement     55

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, your shares are present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the declassification of the Board, or the advisory vote to approve executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of ABM stock issued and outstanding and entitled to vote at the ABM Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal		Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
01	Election of Directors	Majority of Votes Cast	No	No effect	No effect

02	Amendment to the Company’s Certificate of Incorporation to Declassify Our Board	70% of the voting power of all of the outstanding shares of common stock entitled to vote	No	Vote against	Vote against
03	Advisory Vote to Approve Executive Compensation	Majority of Shares Present and Entitled to Vote	No	No effect	Vote against

04	Ratification of KPMG LLP As Independent Registered Public Accounting Firm	Majority of Shares Present and Entitled to Vote	Yes	Not applicable	Vote against

For purposes of the vote on Proposal 1, abstentions and broker non-votes will not affect the outcome of the vote on such proposal. For purposes of the votes on Proposal 2, 3, and 4, abstentions will have the effect of a vote against such proposals. Broker non-votes will have the effect of a vote against Proposal 2, but broker non-votes will not affect the outcome of the votes on Proposals 3 and 4. Brokers have the authority to vote shares for which their customers did not provide voting instructions on the ratification of the appointment of KPMG LLP.

Election of Directors

Under our Bylaws and our Corporate Governance Principles, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast for that director’s election. Votes cast includes votes “for” and votes “against,” but excludes any abstentions or broker non-votes. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast.

56     ABM Industries Incorporated 2020 Proxy Statement

Amendment to the Company’s Certificate of Incorporation to Declassify our Board

Under our Certificate of Incorporation, the votes cast “for” must not be less than 70% of the total voting power of all outstanding shares of common stock entitled to vote on the proposal. Abstentions and broker non-votes will have the effect of a vote against this Proposal.

Advisory Vote to Approve Executive Compensation

Under our Bylaws, adoption, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Ratification of the Appointment of KPMG LLP

Under our Bylaws, ratification of the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Proxy Committee, composed of LeighAnne G. Baker, Linda Chavez, and Art A. Garcia, appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the director nominees named in this Proxy Statement;
•	FOR the adoption and approval of the amendment to the Certificate of Incorporation to declassify our Board;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2020 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

ABM will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. They will not receive any additional compensation for these activities.

Who will count the votes?

Broadridge Financial Solutions, Inc. will be the proxy tabulator, and American Election Services, LLC will act as the inspector of election. Such inspector will be present at the Annual Meeting to process the votes cast by our stockholders, make a report of inspection, count the votes cast by our stockholders and certify as to the number of votes cast on each proposal.

ABM Industries Incorporated 2020 Proxy Statement     57

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify their broker if their shares are held in a brokerage account, or the Company if they hold registered shares. The Company will deliver promptly upon written or oral request a separate copy of the annual report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, stockholders should notify their broker or the Company. Any such written notice directed to the Company should be addressed to the Investor Relations department of ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, NY 10006, or oral notice may be given by calling the Company at (212) 297-0200:

•	to receive a separate copy of the annual report or Proxy Statement for the Annual Meeting;
•	to receive separate copies of those materials for future meetings; or
•	if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements, rather than receiving multiple copies.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8‑K filed with the SEC within four business days after the Annual Meeting.

How do I communicate with the Board?

You (stockholders and other interested persons) may communicate with our entire Board, the Chairman or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006. Our Corporate Secretary will forward all communications relating to ABM, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls,
e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804, or online at www.abmhotline.ethicspoint.com.

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the 2020 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws and the procedures described below under “Submission of Stockholder Proposals for 2021 Annual Meeting.”

58     ABM Industries Incorporated 2020 Proxy Statement

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2021 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Securities Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules, if a stockholder wants us to include a proposal in our 2021 proxy materials for presentation at our 2021 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Corporate Secretary, by October 13, 2020, as described below.

	Proposals for inclusion in the 2021 Proxy Statement	Other proposals/nominees to be presented at the 2021 Annual Meeting*
Type of proposal	SEC Rules permit stockholders to submit proposals for inclusion in our 2020 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act

Stockholders may present proposals for director nominations directly at the 2021 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Section 2.5 and Article III, Section 3.7 of our Bylaws.*

When proposal must be received by the Company	No later than October 13, 2020	No earlier than November 25, 2020, and no later than December 25, 2020
Where to send	By mail: Office of the Corporate Secretary One Liberty Plaza, 7th Floor New York, New York 10006
What to include	The information required by Rule 14a-8

The information required by our Bylaws including, without limitation, the following information with respect to stockholder director nominees (among other matters): (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee including all information related to the candidate that is required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act and related rules and regulations, (iii) a representation from the nominee that he or she is not party to and will not become a party to any agreement about how such person will act or vote on Board matters that has not been disclosed to the Company, (iv) disclosure of any agreement or arrangement with any person, other than the Company, to any direct or indirect compensation, reimbursement or indemnification for service as a Board member, and (v) a representation from the nominee that, if elected, he or she will comply with the Company’s disclosed corporate governance policies (including as set forth in Section 2.13(c) of the Bylaws and the related agreement to tender, promptly following the meeting at which he or she is elected as a director, an irrevocable conditional resignation).

*	Our Bylaws are available in the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

ABM Industries Incorporated 2020 Proxy Statement     59

APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ABM INDUSTRIES INCORPORATED

A Delaware Corporation

ABM Industries Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  The name of the Corporation is ABM Industries Incorporated and the name under which the Corporation was originally incorporated was American Building Maintenance Industries, Inc.  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 19, 1985 and was subsequently restated on November 25, 2003.

SECOND:  The Amended and Restated Certificate of Incorporation ~~of ABM Industries Incorporated in the form attached hereto as Exhibit A restates and integrates but does not further amend the Certificate of Incorporation of ABM Industries Incorporated, and there is no discrepancy between the provisions of the Corporation’s Certificate of Incorporation as heretofore amended or supplemented and the provisions of the Restated Certificate of Incorporation attached hereto, which has been~~  was duly adopted in accordance with ~~the provisions of~~ Sections ~~141(f)~~ 242 and 245 of the General Corporation Law ~~of the State~~ of Delaware ~~by unanimous written consent of the board directors of the Corporation on October 28, 2003~~, and restates, integrates and amends the provisions of the Certificate of Incorporation of ABM Industries Incorporated.

THIRD:  The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto ~~and incorporated herein by this reference~~.

IN WITNESS WHEREOF, ~~we have hereunto set our hands as President and Chief Executive Officer and Secretary, respectively, of ABM Industries Incorporated and hereby affirm under penalties of perjury that the foregoing is our act and deed and the facts herein stated are true, and accordingly have hereunto set forth our hands this ___ day of November, 2003~~ the undersigned, as a duly authorized officer of the Corporation, has executed this Amended and Restated Certificate of Incorporation on this [•] day of [•], 2020.

~~Henrik C. Slipsager~~

Scott Salmirs

President and Chief Executive Officer

ATTEST:
~~Linda S. Auwers, Secretary~~
Andrea Newborn, Secretary

ABM Industries Incorporated 2020 Proxy Statement     A-1

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ABM INDUSTRIES INCORPORATED

FIRST:  The name of this corporation is:  ABM Industries Incorporated.

SECOND:  The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

THIRD:  (intentionally omitted)

FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FIFTH:  (a) The corporation is authorized to issue two classes of shares to be designated, respectively, “Preferred Stock” and “Common Stock.” The number of shares of Preferred Stock authorized to be issued is Five Hundred Thousand (500,000) and the number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000).  The stock, whether Preferred Stock or Common Stock, shall have a par value of $0.01 per share.

(b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A Certificate of Designation heretofore adopted is attached as Attachment 1.

SIXTH:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the corporation; including by-law amendments increasing or reducing the authorized number of directors. In addition, new by-laws may be adopted or the by-laws may be amended or repealed by a vote of not less than seventy percent (70%) of the outstanding stock of the corporation entitled to vote thereon.

SEVENTH:  (a) The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the by-laws of this corporation, subject to the provisions of Article SIXTH hereof and this Article SEVENTH.

(b) ~~The~~ Subject to clause (c) below, (i) the Board of Directors shall be and is divided into three classes until the 2023 annual meeting of stockholders: Class I, Class II and Class III, which shall be as nearly equal in number as possible~~. Each~~, and (ii) each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected~~; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1986; each initial director in Class II shall hold office until the annual meeting of stockholders in 1987; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1988.  Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal~~.

(c)  Notwithstanding clause (b) above, at each annual meeting of stockholders commencing with the 2021 annual meeting of stockholders, directors of the Corporation whose term expires at such annual meeting shall be elected for a term of one year, expiring at the next succeeding annual meeting of stockholders. Each director of the Corporation who was elected at the 2019 annual meeting of stockholders for a three-year term expiring in 2022 (the “2022 Class”) and each director of the Corporation who was elected at the 2020 annual meeting of stockholders for a three-year term expiring in 2023 (the “2023 Class”), including any person appointed to fill any vacancy occurring with respect to any director in the 2022 Class or the 2023 Class (each of whom shall be deemed to be a member of the class of directors in which the vacancy occurred), shall continue to hold office until the end of the term for which such director was elected or appointed, as applicable. Commencing with the 2023 annual meeting of stockholders, all directors of the Corporation will be elected for a term of one year. Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

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(d)  In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director ~~of the class of which he is a member~~ until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (2) for as long as the Board of Directors continues to be classified, the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

EIGHTH:  No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

NINTH:  Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of this corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

TENTH: 1. The affirmative vote of the holders of not less than seventy percent (70%) of the outstanding shares of “Voting Stock” (as hereinafter defined) shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of this corporation or any subsidiary of this corporation with any “Related Person” (as hereinafter defined), notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the seventy percent (70%) voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

(a) The “Continuing Directors” (as hereinafter defined) of this corporation by at least a majority vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person becoming a Related Person; or

(b) All of the following conditions are met:

(i) The cash or “Fair Market Value” (as hereinafter defined) as of the date of the consummation of the Business Combination (the “Combination Date”) of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of this corporation in the Business Combination is not less than the highest of:

(A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of this corporation (i) within the two-year period immediately prior to the Combination Date or (ii) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or

(B) the Fair Market Value per share of the shares of capital stock being acquired in the Business Combination (i) as the Combination Date or (ii) the date on which the Related Person became a Related Person, whichever is higher; or

(C) in the case of Common Stock, the per share book value of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Combination Date, and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

The provision of this paragraph 1(b)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and

(ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such share varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

ABM Industries Incorporated 2020 Proxy Statement     A-3

(iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Related Person shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

(iv) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except as proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

(v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

2.  For purposes of this Article Tenth:

(a) The term “Business Combination” shall mean any (i) merger or consolidation of this corporation or a Subsidiary (as hereinafter defined) of this corporation with a Related Person or any other corporation which is or after such merger or consolidation would be an “Affiliate” or “Associate” (as hereafter defined) of a Related Person, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Related Person or any Affiliate or Associate of any Related Person, of all or any “Substantial Part” (as hereinafter defined) of the assets of this corporation or of a Subsidiary of this corporation to a Related Person or any Affiliate or Associate of any Related Person, (iii) adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person, (iv) sale, lease, exchange or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person or any Affiliate or Associate of any Related Person to this corporation or a Subsidiary of this corporation, (v) issuance or pledge of securities of this corporation or a Subsidiary of this corporation to or with a Related Person or any Affiliate or Associate of any Related Person, (vi) reclassification of securities (including any reverse stock split) or recapitalization of this corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of this corporation or any subsidiary of this corporation which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person, and (vii) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(b) The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of this corporation.

(c) The term “Related Person” shall mean any person (other than this corporation, or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(i) is the beneficial owner (as hereinafter defined) of ten percent (10%) or more of the Voting Stock;

(ii) is an Affiliate or Associate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(d) A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

A-4     ABM Industries Incorporated 2020 Proxy Statement

(ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(e) For the purposes of determining whether a person is a Related Person pursuant to sub-paragraph (c) of this paragraph 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of sub-paragraph (d) of this paragraph 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or option, or otherwise.

(f) The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

(g) The term “Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Related Person set forth in sub-paragraph (c) of this paragraph 2, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this corporation.

(h) The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors. Each initial director of this corporation elected by the incorporator of this corporation shall be a Continuing Director for purposes of this Article Tenth.

(i) The term “Substantial Part” shall mean more than twenty percent (20%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of this corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

(j) For the purposes of paragraph 1(b) (i) of this Article Tenth, the term “other consideration to be received” shall include, without limitation, capital stock retained by the shareholders.

(k) The term “Voting Stock” shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

(l) The term “Fair Market Value” means: (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(m) A Related Person shall be deemed to have acquired a share of the Voting Stock of this corporation at the time when such Related Person became the beneficial owner thereof. If a majority of the Continuing Directors is not able to determine the price at which a Related Person has acquired a share of Voting Stock of this corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person becomes the beneficial owner thereof. With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by a majority of the Continuing Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate, or other such person became the beneficial owner thereof.

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3.  The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article Tenth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

4.  A majority of the Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article Tenth, on the basis of information known to them after reasonable inquiry, (A) whether a person is a Related Party, (B) the number of shares of Voting Stock beneficially owned by any person, and (C) whether a person is an Affiliate or Associate of another. A majority of the Continuing Directors of the corporation shall have the further power to interpret all of the terms and provisions of this Article Tenth.

ELEVENTH: Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the by-laws of this corporation.

TWELFTH: (a) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by Stockholders), even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next election of directors by the stockholders and until such director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b) Any director may be removed from office at any time, with or without cause (except that directors who are serving three-year terms prior to the 2023 annual meeting of stockholders may be removed only for cause), by the affirmative vote of the holders of 70% of the outstanding stock of the corporation entitled to vote generally in the election of directors~~, provided that such removal is for cause~~.

THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and this Article THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than seventy percent (70%) of the total voting power of all outstanding shares of stock in this corporation entitled to vote thereon.

FOURTEENTH:  No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit.  Neither the amendment nor repeal of this Article Fourteenth, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article Fourteenth, shall eliminate or reduce the effect of this Article Fourteenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Fourteenth would accrue or arise, prior to such amendment repeal or adoption of an inconsistent provision.

A-6     ABM Industries Incorporated 2020 Proxy Statement

CERTIFICATE OF DESIGNATION AND TERMS

OF PARTICIPATING PREFERRED STOCK

OF

ABM INDUSTRIES INCORPORATED

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

We, the undersigned, William W. Steele and Harry H. Kahn, the President and Secretary, respectively, of ABM Industries Incorporated, a Delaware corporation (the “Corporation”), do hereby certify as follows:

Pursuant to authority granted by Article Fifth of the Certificate of Incorporation, as amended, of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation’s Preferred Stock, par value $.01 per share, and certain qualifications, limitations and restrictions thereon:

RESOLVED, that there is hereby established a series of Preferred Stock, par value $.01 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

(i)The distinctive serial designation of this series shall be “Participating Preferred Stock” (hereinafter called “this Series”).  Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

(ii)The number of shares in this Series shall initially be 50,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors.  Shares of this Series purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.

(iii)The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package (as hereinafter defined) and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $2.50 over the aggregate dividends paid per whole share of this Series during the three month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution.  Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

The term “Reference Package” shall initially mean 1,000 shares of Common Stock, $.01 par value per share (“Common Stock”), of the Corporation. In the event the Corporation shall at any time after the close of business on April 22, 1998 (A) declare of pay a dividend on any Common

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Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.

So long as any shares of this series are outstanding, no dividends (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

(iv)In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

(v)In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $100 or (B) the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared.  If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its Stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

For the purposes of this Section (v), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

A-8     ABM Industries Incorporated 2020 Proxy Statement

(vi)The shares of this Series shall not be redeemable.

(vii)In addition to any other vote or consent of Stockholders required by law or by the Restated Certificate of Incorporation, as amended, of the Corporation, each whole share of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the 17th day of March, 1998.

/s/ William W. Steele
President
William W. Steele

Attest:

/s/ Harry H. Kahn
Secretary
Harry H. Kahn

ABM Industries Incorporated 2020 Proxy Statement     A-9

APPENDIX B

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

2019 PS Award Metric Definitions:

•

Adjusted EBITDA means Income from Continuing Operations before interest, taxes, depreciation and amortization, as further adjusted to take into account the effects of a major acquisition or major divestiture, and excluding items impacting comparability.

•	Organic Revenue means the revenues amount adjusted to take into account the effects of a major acquisition or major divestiture.

2019 PS Award and 2017-2019 PS Award Metric Definition:

•

ROIC is return on invested capital and equals net income excluding after-tax impact of discontinued operations, interest expense, items impacting comparability and certain tax discrete items adjusted for the net income (loss) impact of certain acquisitions, divided by invested capital.

The most directly comparable GAAP performance measures and information reconciling non-GAAP performance measures used in this Proxy Statement to our reported financial results prepared in accordance with GAAP are included in the tables below.

(in millions)	Year Ended October 31, 2019
2019 Annual Cash Incentive Program Reconciliation
Reconciliation of Income from Continuing Operations to
Adjusted Income from Continuing Operations

Income from Continuing Operations	$127.5
Items impacting comparability	20.8
Income tax benefit	(11.1)
Items impacting comparability, net of tax	9.7
Adjusted Income from Continuing Operations	137.2

Reconciliations for 2017-2019 PS Awards
Reconciliation of Net Income to Adjusted EBITDA Adjusted For
Impact of Major Acquisition and Major Divestiture

Net income	$127.4
Items impacting comparability(1)	20.8
Loss from discontinued operations	0.1
Income tax provision	32.7
Interest expense	51.1
Depreciation and amortization	107.4
Adjusted EBITDA	339.5
Impact of Major Acquisition and Major Divestiture(2)	(83.5)
Adjusted EBITDA Adjusted For Impact of Major Acquisition and Major Divestiture	$256.0

Reconciliation of Revenue to Organic Revenue

Revenue	$6,498.6
Impact of Major Acquisition and Major Divestiture(2)	(833.6)
Organic Revenue (Adjusted For Impact of Major Acquisition and Major Divestiture)	$5,665.0

(1)

The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s views of the underlying operation results and trends of the Company. Adjustments include costs associated with the Company’s strategic review and realignment, acquisition-related integration and transaction costs, legal settlements, adjustments to self-insurance reserves pertaining to prior year’s claims, certain impairment charges and other unique items impacting comparability.

(2)	Represents adjustment for the impact of GCA Acquisition and the sale of Government Services business.

ABM Industries Incorporated 2020 Proxy Statement     B-1

VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 24, 2020, or until 11:59 p.m. Eastern Time on March 22, 2020 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 24, 2020, or until 11:59 p.m. Eastern Time on March 22, 2020 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ABM INDUSTRIES INCORPORATED  ONE LIBERTY PLAZA  7TH FLOOR  NEW YORK, NY 10006  E88777-P31824  ABM INDUSTRIES INCORPORATED  The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1:  1. Election of Directors  For  Against  Abstain  Nominees:  1a. Donald F. Colleran  1b. Thomas M. Gartland  1c. Winifred (Wendy) M. Webb  For  Abstain  Against  The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:  2. To approve an amendment to ABM Industries Incorporated's Certificate of Incorporation to declassify the Board of Directors.  3. Advisory vote to approve executive compensation.  4. To ratify the appointment of KPMG LLP as ABM Industries Incorporated’s independent registered public accounting firm for the fiscal year ending October 31, 2020.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 25, 2020:  The Notice and Proxy Statement and the Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2019 are available at www.proxyvote.com.  E88778-P31824  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 25, 2020  The undersigned hereby appoints LeighAnne G. Baker, Linda Chavez, and Art A. Garcia and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ABM to be held at 10:00 a.m. Eastern Daylight Time on March 25, 2020 at ABM’s Corporate Headquarters at One Liberty Plaza, 7th Floor, New York, New York 10006, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side